UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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CADENCE DESIGN SYSTEMS, INC.

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CADENCE DESIGN SYSTEMS, INC.
2655 SEELY AVENUE
SAN JOSE, CALIFORNIA 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 7, 2008

TO THE STOCKHOLDERS OF
CADENCE DESIGN SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CADENCE DESIGN SYSTEMS, INC., a Delaware corporation, will be held on May 7, 2008, at 1:00 p.m. Pacific time, at Cadence’s principal executive offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134 for the following purposes:

1. To elect directors to serve until the 2009 Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To approve an amendment to the Amended and Restated Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder.

3. To ratify the selection of KPMG LLP as the independent registered public accounting firm of Cadence for its fiscal year ending January 3, 2009.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Cadence’s Board of Directors has fixed the close of business on March 14, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

By Order of the Board of Directors

R.L. Smith McKeithen
Secretary

San Jose, California
March 25, 2008

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AS PROMPTLY AS POSSIBLE. IF YOU CHOSE TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

CADENCE DESIGN SYSTEMS, INC.
2655 SEELY AVENUE
SAN JOSE, CALIFORNIA 95134

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 7, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Cadence Design Systems, Inc., a Delaware corporation, which is referred to in this proxy statement as Cadence, for use at its Annual Meeting of Stockholders to be held on May 7, 2008, at 1:00 p.m. Pacific time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting. The annual meeting will be held at Cadence’s offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134. Cadence intends to make available this proxy statement on the Internet at http://www.cadence.com/company/investor_relations/index.aspx on or about March 25, 2008 to all stockholders entitled to vote at the annual meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

Pursuant to the new rules recently adopted by the Securities and Exchange Commission, which is referred to in this proxy statement as the SEC, Cadence is now furnishing proxy materials to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. We believe that this new process should expedite stockholders’ receipt of proxy materials, lower the costs of our annual meeting and help to conserve natural resources. On or about March 25, 2008, we mailed to each stockholder (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including our proxy statement and our annual report, on the Internet and how to access a proxy card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

An audio webcast of the annual meeting will also be available on the investor relations page of Cadence’s website at www.cadence.com. The webcast will allow investors to listen to the proceedings of the annual meeting, but stockholders accessing the annual meeting using the Internet will not be considered present at the annual meeting by virtue of this access and will not be able to vote on matters presented at the annual meeting or ask any questions of Cadence’s directors, management, or its independent registered public accounting firm. For a description of how to vote on matters presented at the annual meeting, see “Voting” below. The webcast will begin promptly at 1:00 p.m. Pacific time on the day of the meeting and may be accessed on Cadence’s website for 30 days thereafter.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Cadence’s outstanding common stock, $0.01 par value per share, at the close of business on March 14, 2008, which is referred to in this proxy statement as the record date, will be entitled to notice of and to vote at the annual meeting. At the close of business on the record date, Cadence had approximately 260,470,262 shares of common stock outstanding and entitled to vote. Each holder of record of common stock outstanding on the record date will be entitled to one vote for each share held on all matters to be voted on at the annual meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The presence in person or by proxy of a majority of the shares of Cadence common stock outstanding and entitled to vote on the record date is required for a quorum at the annual meeting. Both abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum, but broker non-votes will not be counted towards the tabulation of votes cast on proposals presented to stockholders.

“Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters. The proposals to be voted on at the annual meeting include both routine matters such as the proposal regarding the election of directors and the ratification of Cadence’s independent registered public accounting firm, and non-routine matters such as the proposal regarding the Amended and Restated Employee Stock Purchase Plan.

VOTE REQUIRED

The election of directors at the annual meeting requires that each director receive a majority of the votes cast with respect to that director at the annual meeting (number of shares voted “for” a director must exceed the number of votes cast “against” that director), provided that in a contested election, the directors shall be elected by the affirmative vote of a plurality of the votes cast at the annual meeting.

Each other item to be voted on at the annual meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

All votes will be tabulated by a representative of the inspector of elections appointed for the annual meeting. This representative will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Mellon Investor Services LLC has been appointed as the inspector of elections for the annual meeting.

VOTING

Stockholders of record have three options for submitting their vote prior to the annual meeting: (i) vote via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, (ii) vote via telephone by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or (iii) complete, sign, date and mail in a paper proxy card in a pre-addressed envelope, which you can request as outlined in the Notice of Internet Availability of Proxy Materials.

If a stockholder attends the annual meeting, he or she may also submit his or her vote in person, and any votes that were previously submitted — whether via the Internet, by telephone or by mail — will be superseded by the vote that is cast at the annual meeting. Whether the proxy is submitted via the Internet, by telephone or by mail, if it is properly completed and submitted and if it is not revoked prior to the annual meeting, the shares will be voted at the annual meeting in the manner set forth in this proxy statement or as otherwise specified by the stockholder.

REVOCABILITY OF PROXIES

Whether the proxy is submitted via the Internet, by telephone or by mail, any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with the Cadence Corporate Secretary at Cadence’s principal executive offices, located at 2655 Seely Avenue, Building 5, San Jose, California 95134, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, be sufficient to revoke a proxy. Accessing the webcast of the annual meeting will not, by itself, constitute attendance at the annual meeting and will not enable a stockholder to revoke his, her or its proxy using the Internet.

SOLICITATION

Cadence will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders in connection with the matters to be voted on at the annual meeting. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Cadence common stock beneficially owned by others for forwarding to the beneficial owners. Cadence will reimburse persons representing beneficial owners of its common stock for their costs of forwarding solicitation materials to the beneficial owners. The solicitation of proxies through this proxy statement may be supplemented by telephone, facsimile, use of the Internet, or personal solicitation by directors, officers or other employees of Cadence and by Georgeson Inc., which is referred to in this proxy statement as Georgeson. Cadence has retained Georgeson to solicit proxies for a fee of approximately $10,000, plus reasonable expenses, and has separately retained Georgeson to prepare a stockholder vote analysis of certain proposals. No additional compensation will be paid to directors, officers or other employees of Cadence or any of its subsidiaries for their services in soliciting proxies.

HOUSEHOLDING INFORMATION

The SEC has adopted rules that allow companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials to certain stockholders who share the same address, a practice referred to as “householding.” Some banks, brokers and other nominees will be householding Cadence’s Notice of Internet Availability of Proxy Materials and proxy materials for stockholders who do not participate in electronic delivery of proxy materials, unless contrary instructions are received from the affected stockholders. Once you have received notice from your broker or other nominee holder of your Cadence common stock that the broker or other nominee holder will be householding the Notice of Internet Availability of Proxy Materials or proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials and proxy materials, or if you are receiving multiple copies of the Notice of Internet Availability of Proxy Materials and proxy materials and wish to receive only one copy, please notify your broker or other nominee holder of your Cadence common stock. You may also request additional copies of Cadence’s Notice of Internet Availability of Proxy Materials and proxy materials by writing to Cadence’s Corporate Secretary at 2655 Seely Avenue, Building 5, San Jose, California 95134, or by calling Cadence’s Investor Relations Group at (408) 944-7100 or emailing the Investor Relations Group at investor_relations@cadence.com. Please note, however, that if you wish to receive a paper proxy or voting instruction or other proxy materials for purposes of this year’s annual meeting, you should follow the instructions provided in the Notice of Internet Availability of Proxy Materials. Copies of Cadence’s SEC filings and certain other submissions are made available free of charge on the investor relations page of Cadence’s website at www.cadence.com as soon as practicable after we have electronically filed or furnished these documents with the SEC.

CORPORATE GOVERNANCE

Cadence’s common stock is listed on the NASDAQ Global Select Market, which is referred to in this proxy statement as NASDAQ.

Cadence and its Board of Directors, which is also referred to in this proxy statement as the Board, regularly review and evaluate Cadence’s corporate governance practices. Cadence’s corporate governance documents are posted on the investor relations page of its website at www.cadence.com. Printed copies of these documents are also available to stockholders upon written request directed to Cadence’s Corporate Secretary at 2655 Seely Avenue, Building 5, San Jose, California 95134.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors of Cadence has adopted Corporate Governance Guidelines for the Board, which cover various topics relating to the Board and its activities including, but not limited to, the selection and composition of the Board, Board leadership, compensation of directors, responsibilities of directors, Board access to senior management and outside advisors, meeting procedures and committee matters. The Corporate Governance and

Nominating Committee periodically reviews the Corporate Governance Guidelines, which may be amended by the Board at any time. The Corporate Governance Guidelines were most recently amended in March 2008.

CODE OF BUSINESS CONDUCT

Cadence has adopted a Code of Business Conduct to provide standards for ethical conduct in dealing with customers, suppliers, agents, political entities and others. The Code of Business Conduct applies to all Cadence directors, officers and employees (and those of its subsidiaries), including Cadence’s Chief Executive Officer and Chief Financial Officer. Compliance with the Code of Business Conduct is a condition of continued service to or employment with Cadence. The Code of Business Conduct covers topics including, but not limited to, integrity and confidentiality of assets and information, conflicts of interest, compliance with federal and state securities laws, employment practices, payment practices, compliance with competition laws and regulations, and compliance with other laws.

Except as provided by applicable law, each person subject to the Code of Business Conduct has the responsibility to report any possible misconduct, including unethical business practices, violations of the code and apparent or suspected illegal activities, in the following manner:

•	Employees must report to the Office of the General Counsel or, in the event the report concerns a Cadence executive officer, to the General Counsel or the chair of the Corporate Governance and Nominating Committee (employees may report possible misconduct on an anonymous basis);

•	Executive officers must report to the General Counsel or, if the report concerns the General Counsel, to the chair of the Corporate Governance and Nominating Committee; and

•	Directors must report to the chair of the Corporate Governance and Nominating Committee or, if the report concerns the chair of that committee, to another member of the committee.

Any waiver of a provision of the Code of Business Conduct with respect to a director or an executive officer may only be made by the Board or the Corporate Governance and Nominating Committee. Any waivers for other employees may be granted only by the Chief Executive Officer or the General Counsel, or their respective designees. Cadence will file with the SEC on Form 8-K amendments to the Code of Business Conduct and any waiver of its provisions made with respect to any director or executive officer as required under applicable SEC rules.

STOCK OWNERSHIP GUIDELINES

Cadence’s Board of Directors has adopted Stock Ownership Guidelines to align the interests of its directors and executive officers with the interests of stockholders and to further promote Cadence’s commitment to sound corporate governance. Cadence does not require that directors or executive officers own a specific number of shares because it expects that directors and executive officers will act in Cadence’s best interests regardless of the number of shares they own. However, the Board has established share ownership guidelines for its members and Cadence’s executive officers. Each member of Cadence’s Board of Directors is encouraged to hold at least 5,000 shares of Cadence common stock within the first two years of his or her election to the Board, and Cadence’s executive officers are encouraged to hold at least the following number of shares of Cadence common stock no later than five years after the date of his or her designation to the following offices: Chief Executive Officer — 100,000 shares; Chief Financial Officer and Executive Vice Presidents — 50,000 shares; and Senior Vice Presidents — 25,000 shares. All directors and executive officers met the Stock Ownership Guidelines as of the record date.

CADENCE’S BOARD OF DIRECTORS

DIRECTOR INDEPENDENCE

Cadence’s Corporate Governance Guidelines require that at least a majority of the Board of Directors be “independent directors” within the meaning of the corporate governance listing standards of NASDAQ. To be “independent” a director must not have a relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a Cadence director. In making these determinations, the Board considers all relevant facts and circumstances and applies the following standards:

•	A director who is employed by Cadence or any of its subsidiaries, or whose family member is an employee of Cadence or any of its subsidiaries, is not independent until three years after the end of the employment relationship;

•	A director who accepts, or whose family member accepts, more than $100,000 in compensation from Cadence or any of its subsidiaries, other than compensation for Board or Board committee service, payments arising solely from investments in Cadence securities, compensation paid to a family member who is a non-executive employee of Cadence or any of its subsidiaries and benefits under a tax-qualified retirement plan or non-discretionary compensation, during any period of twelve consecutive months is not independent until three years after his or her receipt of such payments;

•	A director who is, or whose family member is, a current partner or employee of Cadence’s external auditor is not independent;

•	A director who was, or whose family member was, a partner or employee of Cadence’s external auditor who worked on Cadence’s audit during that time is not independent until three years after the end of the employment relationship;

•	A director who is, or whose family member is, employed as an executive officer of another entity for which at any time during the past three years any of Cadence’s executive officers served on the compensation committee of such entity is not independent; and

•	A director who is, or whose family member is, a partner in, or a controlling stockholder or executive officer of, any organization to which Cadence made, or from which Cadence received, payments for property or services in the current fiscal year or any of the past three fiscal years that exceed in such year the greater of 5% of the recipient’s consolidated gross revenues or $200,000, other than payments arising solely from investments in Cadence securities or payments under non-discretionary charitable contribution matching programs, is not independent until three years after such payments are made or received.

The Board has determined that Mr. Lucas, Mr. Scalise, Dr. Shoven, Mr. Siboni, Mr. Swainson and Mr. Tan, who constitute a majority of the Board, are “independent directors” within the meaning of the corporate governance listing standards of NASDAQ.

BOARD MEETINGS

During the fiscal year ended December 29, 2007, Cadence’s Board of Directors held twelve meetings, in addition to taking other actions by unanimous written consent in lieu of a meeting. Each Board member attended more than 75% of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member during fiscal 2007. Cadence’s Corporate Governance Guidelines encourage directors to attend its annual meetings of stockholders. Except for John A. C. Swainson, all of Cadence’s then current directors attended the 2007 Annual Meeting of Stockholders.

Under Cadence’s Corporate Governance Guidelines, Cadence’s independent directors meet separately at regularly scheduled sessions and at least twice annually. Pursuant to Cadence’s Corporate Governance Guidelines, Dr. Shoven, as the Chairman of the Board and an independent director, presides over meetings of the independent directors.

CONTACTING THE BOARD OF DIRECTORS

Stockholders interested in communicating directly with the Board may do so by sending a letter to the Cadence Board of Directors, or to any individual director, group of directors or committee of the Board, c/o the Office of the Corporate Secretary, Cadence Design Systems, Inc., 2655 Seely Avenue, Building 5, San Jose, California 95134. Inquiries and other communications may be submitted anonymously and confidentially. The Office of the Corporate Secretary will review the correspondence and shall transmit such communications as soon as practicable to the identified director addressee(s), unless there are legal or other considerations that mitigate against further transmission of the communication, as determined by the Corporate Secretary. In that regard, certain items that are unrelated to the duties and responsibilities of the Board of Directors will not be forwarded by the Corporate Secretary, such as business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam and surveys. In addition, material that the Corporate Secretary determines is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that the Board of Directors or individual directors so addressed shall be advised of any communication withheld for legal or other considerations as soon as practicable.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors currently has the following committees:

•	Audit Committee
•	Compensation Committee
•	Corporate Governance and Nominating Committee
•	Finance Committee
•	Technology Committee

Each of the above committees has a written charter approved by the Board. The charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are posted on the investor relations page of Cadence’s website at www.cadence.com. The members and chairs of the committees are identified in the following table.

Corporate
Governance and
Director	Audit	Compensation	Nominating	Finance	Technology
Michael J. Fister					✓

Donald L. Lucas	✓	✓	Chair	Chair

Dr. Alberto Sangiovanni-Vincentelli					Chair

George M. Scalise		✓	✓

Dr. John B. Shoven	✓	Chair	✓	✓

Roger S. Siboni	Chair		✓	✓

John A.C. Swainson			✓

Lip-Bu Tan				✓	✓

Audit Committee

The Board has determined that all members of the Audit Committee are “independent” as defined by the NASDAQ corporate governance listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement as the Exchange Act. The Board has also determined that each of Mr. Lucas, Dr. Shoven and Mr. Siboni, constituting all the members of the Audit Committee, is an “audit committee financial expert” as defined in rules promulgated by the SEC. In addition, the Board has determined that each Audit Committee member is able to read and understand fundamental financial statements and, other than strictly in his capacity as a member of the Board or a committee of the Board, has not participated in preparing Cadence’s financial statements in any of the past three years.

The Audit Committee charter was most recently amended in February 2006 and complies with the NASDAQ corporate governance listing standards. The duties and responsibilities of the Audit Committee include:

•	Appointing, retaining, compensating, evaluating, overseeing and terminating Cadence’s independent registered public accounting firm and annually evaluating the qualifications, performance and independence of the independent registered public accounting firm, including an evaluation of the lead partner of the independent registered public accounting firm;

•	Pre-approving all audit and permissible non-audit services to be provided by the independent registered public accounting firm and establishing policies and procedures for such pre-approval;

•	Reviewing and discussing with the independent registered public accounting firm their report regarding all relationships or services between Cadence and the independent registered public accounting firm and any other relationship or services that may impact the objectivity and independence of the independent registered public accounting firm;

•	Reviewing with the independent registered public accounting firm their audit procedures, including the scope and timing of the audit, the results of the annual audit and any audit problems or difficulties and management’s response to any such problems or difficulties;

•	Meeting to review with management and the independent registered public accounting firm Cadence’s annual and quarterly financial statements, reports and specific disclosures, and recommending to the Board whether the financial statements should be included in Cadence’s annual report on SEC Form 10-K;

•	Reviewing and discussing the adequacy and effectiveness of Cadence’s internal controls and disclosure controls and procedures; and

•	Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters, including a system for the confidential anonymous submission of accounting or auditing concerns by Cadence employees.

The Audit Committee held nine meetings during fiscal 2007. See “Report of the Audit Committee” below for more information.

Compensation Committee

The Compensation Committee of the Board of Directors is comprised of three non-employee directors of Cadence who the Board has determined are all “independent” as defined by the corporate governance listing standards of NASDAQ. In addition, all Compensation Committee members are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (which is referred to in this proxy statement as the Code), to allow Cadence a tax deduction for certain employee compensation exceeding $1,000,000 for an individual. All Compensation Committee members are also “outside directors” within the meaning of Exchange Act Rule 16b-3 to exempt certain option grants and similar transactions from the short-swing profits prohibition of Section 16 of the Exchange Act. The Compensation Committee is comprised of Mr. Lucas, Mr. Scalise and Dr. Shoven. As of May 9, 2007, Dr. Shoven replaced Mr. Lucas as Chair of the Compensation Committee. The Compensation Committee acts on behalf of the Board, as provided in the committee’s charter, to review and approve corporate goals and objectives relevant to the compensation of Cadence’s CEO and other executive officers, evaluate the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s and other executive officers’ compensation. At or near the beginning of each fiscal year, the Compensation Committee typically establishes base salary levels and target bonuses for the CEO and other executive officers of Cadence. In addition, the Compensation Committee administers the Senior Executive Bonus Plan, Cadence’s equity-based compensation plans and stock purchase plans, and Cadence’s deferred compensation plans. The Compensation Committee also reviews and recommends to the Board the compensation of Cadence’s directors.

The Compensation Committee charter was most recently amended in February 2007. The duties and responsibilities of the Compensation Committee include:

•	Reviewing and approving corporate goals and objectives relevant to the compensation of Cadence’s Chief Executive Officer, or CEO, and any director who is also a Cadence employee, evaluating the performance of the CEO and any employee director in light of those goals and objectives and determining and approving, either as a committee or together with the independent directors of the Board, the compensation of the CEO and any employee director based on such evaluation;

•	Overseeing the evaluation of Cadence’s management;

•	Reporting to the Board, at least annually, on CEO succession planning;

•	Reviewing compensation programs and determining the compensation of Cadence’s executive officers;

•	Reviewing and discussing with management Cadence’s Compensation Discussion and Analysis and related disclosures that are required be included in Cadence’s annual report and proxy statement; recommending to the Board, based on the review and discussions, whether the Compensation Discussion and Analysis should be included in the annual report and this proxy statement; and preparing the compensation committee report that SEC rules require be included in the annual report and this proxy statement; and

•	Reviewing and amending, and, in certain cases, administering Cadence’s general compensation plans including:

•	Equity incentive and stock purchase plans;

•	Benefit programs; and

•	Bonus plans.

In fiscal 2007, the Compensation Committee retained the services of an independent compensation consultant, Semler Brossy Consulting Group, LLC, or Semler Brossy, for investigation into and advice on total compensation for Cadence’s directors and executive officers. The Compensation Committee believes that having an independent evaluation of director compensation and executive officer salary, bonus and equity compensation is a valuable tool for the Committee and stockholders. Semler Brossy is not otherwise engaged to perform work for Cadence.

The Compensation Committee retained Semler Brossy for a number of purposes, including:

•	Constructing and reviewing peer groups for compensation comparison purposes;

•	Performing a competitive assessment of Cadence’s compensation programs, practices, and levels for its executive officers and other select employees;

•	Providing information on typical industry practices concerning employment, severance, and change in control agreements; and

•	Performing a competitive assessment of Cadence’s Board of Director compensation programs, practices, and levels.

The Compensation Committee made a number of compensation decisions, including decisions with respect to the Named Executive Officers, based on the competitive assessments provided by and through consultation with Semler Brossy. The Compensation Committee’s decisions were made, however, solely by the Compensation Committee, in its sole discretion.

The Compensation Committee held six meetings during fiscal 2007. See “Compensation Discussion and Analysis” below for more information.

Corporate Governance and Nominating Committee

The Board has determined that all Corporate Governance and Nominating Committee members are independent as defined by the NASDAQ corporate governance listing standards.

The Corporate Governance and Nominating Committee charter was most recently amended in February 2007. The duties and responsibilities of the Corporate Governance and Nominating Committee include:

•	Determining any criteria for selecting new directors;

•	Interviewing and evaluating candidates for Board membership;

•	Evaluating director nominees recommended by stockholders;

•	Selecting, or recommending that the Board select, director nominees for election at the next annual meeting of stockholders;

•	Reviewing Cadence’s Corporate Governance Guidelines and Code of Business Conduct;

•	Overseeing the administration of Cadence’s Code of Business Conduct and administering the Code of Business Conduct with respect to Cadence’s directors and executive officers;

•	Reviewing and approving any related person transactions involving Cadence directors and executive officers and establishing policies and procedures for the review, approval and ratification of such transactions; and

•	Overseeing the annual evaluation of the Board and its committees.

The Corporate Governance and Nominating Committee employs a variety of methods to identify and evaluate director nominees. The committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement of directors or otherwise, and the need for particular expertise on the Board. If vacancies are anticipated or otherwise arise, the committee considers potential candidates for director. Additionally, candidates may come to the attention of the committee through current Board members, officers, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the committee, and may be considered at any point during the year. In connection with this evaluation, the Corporate Governance and Nominating Committee determines whether to interview the prospective nominee and, as warranted, one or more members of the committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the committee makes a recommendation to the full Board as to the persons who should be nominated or elected by the Board, and the Board determines whether to reject, elect or nominate the candidate, as the case may be, after considering the recommendation of the committee.

The Corporate Governance and Nominating Committee will consider individuals recommended by stockholders for nomination as a director pursuant to the provisions of Cadence’s Bylaws relating to stockholder nominations. A stockholder who wishes to recommend a prospective nominee for the Board should notify Cadence’s Corporate Secretary or the Corporate Governance and Nominating Committee in writing with the supporting material required by Cadence’s Bylaws as described under “Other Matters — Stockholder Proposals and Nominations” below, and any other material the stockholder considers necessary or appropriate.

Although the Board currently has no defined minimum criteria for consideration or continued service as a director, the Corporate Governance and Nominating Committee evaluates prospective nominees against the standards and qualifications set out in Cadence’s Corporate Governance Guidelines and other relevant factors as it deems appropriate. Among the factors the Board may consider are the current composition of the Board, the need for particular expertise, and the prospective nominee’s experience, judgment, understanding of electronic design and semiconductor technologies, and other relevant characteristics. At least a majority of directors on the Board must be “independent” as defined by the NASDAQ corporate governance listing standards and as determined by the Board.

The Corporate Governance and Nominating Committee held four meetings during fiscal 2007.

Finance Committee

The Finance Committee, on behalf of the Board, evaluates and approves financings, mergers, acquisitions, divestitures and other financial commitments of Cadence to unaffiliated third parties that involve amounts greater than $50 million and up to $125 million. The Finance Committee also monitors the liquidation of Telos Venture Partners III, L.P., which is a venture capital fund in which Cadence is a limited partner.

The Finance Committee held five meetings during fiscal 2007.

Technology Committee

The Technology Committee monitors trends in technology that may affect Cadence’s strategic plans, advises the Board regarding Cadence’s research and development activities and reviews and makes recommendations to management regarding Cadence’s leading technologists and researchers.

The Technology Committee held four meetings during fiscal 2007.

COMPENSATION OF DIRECTORS

Directors who are Cadence employees do not receive additional compensation for their service on the Board. The following table sets forth the compensation earned by Cadence’s non-employee directors for their service on the Board in 2007:

DIRECTOR COMPENSATION FOR FISCAL 2007

	Fees Earned	Option	All Other
	or Paid in Cash	Awards (1)(2)	Compensation (3)	Total
Name	($)	($)	($)	($)

Donald L. Lucas	257,286	157,707	8,963	423,956
Dr. Alberto Sangiovanni-Vincentelli	145,000	157,707	236,190	538,897
George M. Scalise	169,286	157,707	0	326,993
Dr. John B. Shoven	301,329	316,021	3,309	620,659
Roger S. Siboni	164,000	157,707	15,000	336,707
John A.C. Swainson	99,000	157,707	0	256,707
Lip-Bu Tan	169,286	157,707	9,391	336,384

(1)	As of December 29, 2007, the aggregate number of outstanding options held by each director was as follows: Mr. Lucas — 280,000; Dr. Sangiovanni-Vincentelli — 357,500; Mr. Scalise — 240,000; Dr. Shoven — 360,000; Mr. Siboni — 235,625; Mr. Swainson — 50,000; and Mr. Tan — 106,250.

(2)	The assumptions made in the valuation of such options are set forth in Note 4 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the year ended December 29, 2007. The grant date fair value of the options granted to each non-employee director was $324,545 for Dr. Shoven and $162,273 for every other non-employee director.

(3)	Other Compensation for Messrs. Lucas, Siboni and Tan and Dr. Shoven consists of payments pursuant to the director health care and prescription drug insurance coverage plan described below. Other Compensation for Dr. Sangiovanni-Vincentelli consists of the payment pursuant to the director health care and prescription drug insurance coverage plan, the consulting fees and director fees, and the use of a car leased by Cadence, as described below.

A “non-employee director” is a Cadence director who is not otherwise an employee of Cadence or an affiliate of Cadence. The annual retainer for non-employee directors is $80,000 per year. The annual retainer for a non-employee director serving as Chairman of the Board is $80,000, which is in addition to the annual retainer for non-employee directors. A non-employee director serving as Chairman of the Audit, Finance or Technology Committee receives an annual retainer of $40,000 per year and a non-employee director serving as Chairman of the Corporate Governance and Nominating Committee or the Compensation Committee receives an annual retainer of $20,000 per year. For a period between January 1, 2007 and May 8, 2007, a non-employee director serving as Chairman of the Board was not eligible to receive fees for service as the Chairman of these committees of the Board. Effective May 9, 2007, the Board changed this policy, making the Chairman of the Board eligible to receive a retainer for service as chairman of a committee of the Board.

As a result, each non-employee director of Cadence earned the $80,000 annual retainer for his service on the Board in 2007. In addition to the $80,000 retainer for his service as a non-employee director of the Board, Dr. Shoven earned the $80,000 retainer for his service as Chairman of the Board in 2007 and $12,900 as a pro-rated annual retainer of $20,000 for his service as Chairman of the Compensation Committee for the period from May 9,

2007 until December 31, 2007. In addition to the annual retainer, Mr. Siboni and Dr. Sangiovanni-Vincentelli each earned an annual retainer of $40,000 for his service as Chairman of the Audit Committee and Technology Committee, respectively. Mr. Lucas earned $7,100 as a pro-rated portion of the annual retainer of $20,000 for his service as the Chairman of the Compensation Committee for the period from January 1, 2007 until May 8, 2007, $12,900 as a pro-rated portion of the annual retainer of $20,000 for his service as the Chairman of the Corporate Governance and Nominating Committee for the period from May 9, 2007 until December 31, 2007 and an annual retainer of $40,000 for his service as the Chairman of the Finance Committee. Dr. Shoven and Messrs. Lucas, Scalise and Tan were members of a Special Committee formed in 2007 to evaluate various corporate transactions. Messrs. Lucas, Scalise and Tan, each, earned $14,286 as a pro-rated portion of the annual retainer of $40,000 for their services as members of the Special Committee and Dr. Shoven earned $21,429 as pro-rated portion of the annual retainer of $60,000 for his service as Chairman of the Special Committee. Non-employee directors were also paid $2,000 for each Board or committee meeting attended in person and $1,000 for each Board or committee meeting attended by telephone. No additional compensation was paid when the Board or a committee acted by unanimous written consent in lieu of a meeting. Non-employee members of the Board were also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Cadence policy.

Each non-employee director also receives stock option grants under Cadence’s 1995 Directors Stock Option Plan, as amended, which is referred to in this proxy statement as the Directors Plan. Only non-employee directors are eligible to receive options under the Directors Plan.

Under the Directors Plan, each non-employee director is automatically granted a one-time option upon joining the Board to purchase the number of shares of Cadence common stock equal to 6,250 multiplied by the number of full calendar quarters between the date the director’s service begins and the next April 1st. A director is considered to have served the entire calendar quarter if he or she becomes a director at any time during the first half of the quarter. These initial grants vest and become exercisable in full on the March 31st following the grant date and have an exercise price equal to the average closing price of Cadence common stock for the 20 trading days prior to the grant date.

In addition, every April 1st, each non-employee director is automatically granted an option to purchase 25,000 shares of Cadence common stock and a non-employee director serving as Chairman of the Board is automatically granted an additional option to purchase 25,000 shares of common stock. These annual option grants vest and become exercisable in full on the March 31st following the grant date and have an exercise price equal to the average closing price of Cadence common stock for the 20 trading days prior to the grant date.

Directors may elect to defer compensation payable to them under Cadence’s deferred compensation plan. These deferred compensation payments are held in accounts with values indexed to the performance of selected mutual funds, self-directed accounts or money market accounts.

In addition, a health care and prescription drug insurance coverage plan is available for active non-employee directors, eligible retired directors and their dependents. All non-employee directors and their dependents are eligible for insurance coverage under the plan during their term of service on the Board. Retired employee and non-employee directors and their dependents will be eligible for the coverage under the plan for a term not to exceed their term of service on the Board. Under the plan, Cadence reimburses 100% of the premium for participants and their dependents up to a maximum of $15,000 per year for 2007 and $20,000 for 2008, which maximum amount may be adjusted for future changes in health care costs. Benefits under the plan are fully taxable to the participants and Cadence does not defray any such taxes. Mr. Lucas, Dr. Sangiovanni-Vincentelli, Dr. Shoven, Mr. Siboni and Mr. Tan maintained health insurance coverage under this plan in 2007.

Dr. Sangiovanni-Vincentelli earned $55,000 for consulting services performed for Cadence in 2007. Cadence and Dr. Sangiovanni-Vincentelli have entered into a consulting agreement which provides for an annual consulting fee of $55,000 and reimbursement of reasonable costs and expenses incurred in the performance of work under the consulting agreement in accordance with Cadence policy. The consulting agreement also contains confidentiality and non-solicitation provisions in favor of Cadence. Dr. Sangiovanni-Vincentelli’s consulting services consisted of providing technical and strategic advice to Cadence’s CEO with respect to potential acquisitions and organizational and customer relations matters, serving as facilitator in customer and partner meetings to discuss industry trends, collaboration on technology and business issues, representing Cadence at industry, technical and government events, and participating in setting the direction of the Cadence Research Laboratories at Berkeley and of Cadence’s research partnerships. Cadence does not have any comparable arrangements with other consultants and, as a result, has no basis for comparing the terms of Dr. Sangiovanni-Vincentelli’s arrangement with others. In addition, Dr. Sangiovanni-Vincentelli is the Scientific Director of PARADES-EEIG, an Italian not-for-profit entity engaged in research related to electronic systems engineering. By contract, a Cadence subsidiary contributes up to 50% of the annual funding needs of PARADES-EEIG. For his services to PARADES-EEIG in 2007, Dr. Sangiovanni-Vincentelli earned €92,400 (approximately $126,592 based on the average foreign currency exchange rate in 2007). Dr. Sangiovanni-Vincentelli is also a member of the board of directors of Accent S.p.a., an Italian company that provides microelectronics product design and realization services as well as semiconductor IP licensing. Cadence owns approximately 20% of the equity interests in Accent (on a fully-diluted basis). For his services as a director of Accent in 2007, Dr. Sangiovanni-Vincentelli earned €24,000 (approximately $32,881 based on the average foreign currency exchange rate in 2007). Dr. Sangiovanni-Vincentelli also had use of a car in Europe that was leased by Cadence for $18,254 in 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

The Corporate Governance and Nominating Committee of the Board has recommended, and the Board has nominated, the eight nominees named below for election to Cadence’s Board of Directors. Each director elected at the annual meeting will hold office until the 2009 Annual Meeting of Stockholders and until his successor is elected and qualified, or until the director’s earlier death, resignation or removal. Each nominee listed below is currently a Cadence director. All of the nominees have previously been elected by Cadence’s stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

Shares represented by executed proxies will be voted FOR the election of the eight nominees named below, if authority to do so is not withheld.

The election of directors at the annual meeting requires that each director receive a majority of the votes cast with respect to that director at the annual meeting, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director, provided that in a contested election, the directors shall be elected by the affirmative vote of a plurality of the votes cast at the annual meeting. The election this year is not contested and the majority voting standard applies. If a nominee who is serving as a director is not elected at the annual meeting, the Corporate Governance and Nominating Committee will establish a procedure for such director to tender his resignation and will make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision and the reasons behind it within 90 days from the date the election results are certified.

If any nominee should be unavailable for election as a result of unexpected circumstances, shares will be voted for the election of any substitute nominee named by the Board. Each person nominated for election has agreed to be named in this proxy statement and to serve if elected, and Cadence has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
EACH NAMED NOMINEE.

NOMINEES

The names of the nominees and certain information about them, including term of service as a Cadence director and age as of the 2008 Annual Meeting of Stockholders, are set forth below:

Name and Principal Occupation	Business Experience and Directorships

Michael J. Fister 53 Years Old Director Since 2004 President and Chief Executive Officer, Cadence Design Systems, Inc.	Michael J. Fister has served as President and Chief Executive Officer of Cadence since May 2004. Prior to joining Cadence, Mr. Fister spent 17 years at Intel Corporation, where he was most recently Senior Vice President and General Manager of the company’s Enterprise Platforms Group. Mr. Fister is a graduate of the University of Cincinnati where he received B.S. and M.S. degrees in electrical engineering. Mr. Fister also serves as a director of Autodesk, Inc.

Donald L. Lucas 78 Years Old Director Since 1988 Private venture capital investor	Donald L. Lucas served as Chairman of the Board of Cadence from 1988 until May 2004. From its inception in 1983 until 1987, Mr. Lucas served as Chairman of the Board and a director of SDA Systems, Inc., a predecessor of Cadence. Mr. Lucas has been a private venture capital investor since 1960. Mr. Lucas also serves as a director of 51 job, Inc., DexCom, Inc., Oracle Corporation, Spansion, Inc. and Vimicro International Corporation.

Dr. Alberto Sangiovanni-Vincentelli 60 Years Old Director Since 1992 Professor of Electrical Engineering and Computer Sciences, University of California, Berkeley	Dr. Alberto Sangiovanni-Vincentelli serves as a consultant to Cadence, providing services as Chief Technology Advisor, and has served as a consultant to Cadence, or one of its predecessor corporations, since 1983. Dr. Sangiovanni-Vincentelli was a co-founder of SDA Systems, Inc., a predecessor of Cadence. Dr. Sangiovanni-Vincentelli has been a Professor of Electrical Engineering and Computer Sciences at the University of California, Berkeley since 1976, where he holds The Edgar L. & Harold H. Buttner Chair of Electrical Engineering. In 1998, Dr. Sangiovanni-Vincentelli was elected to the National Academy of Engineering and, in 2001, was honored by the Electronic Design Automation Consortium with the Kaufman Award, honoring an individual who has contributed to creating or driving technological advances that have had measurable impact on the productivity of design engineers.

George M. Scalise 74 Years Old Director Since 1989 President, Semiconductor Industry Association	George M. Scalise has served as President of the Semiconductor Industry Association, an association of semiconductor manufacturers and suppliers, since June 1997. Mr. Scalise served on the Board of Directors of the Federal Reserve Bank of San Francisco from January 2000 until December 2005, including as Deputy Chairman from January 2001 until March 2003 and as Chairman from March 2003 until December 2005. Mr. Scalise served as Executive Vice President and Chief Administrative Officer of Apple Computer, Inc. from March 1996 to May 1997. Mr. Scalise also served as Senior Vice President of Planning and Development and Chief Administrative Officer of National Semiconductor Corporation from 1991 to 1996. Mr. Scalise currently serves on President George W. Bush’s Council of Advisors on Science and Technology.

Name and Principal Occupation	Business Experience and Directorships

Dr. John B. Shoven 60 Years Old Director Since 1992 Professor of Economics, Stanford University	Dr. John B. Shoven has served as Chairman of the Board since July 2005. Dr. Shoven is currently the Charles R. Schwab Professor of Economics at Stanford University, where he has taught since 1973. Dr. Shoven has served as director of the Stanford Institute for Economics Policy Research since November 1999 and served in that capacity from 1989 to 1993. Dr. Shoven served as Chairman of the Economics Department at Stanford University from 1986 to 1989 and as Dean of the School of Humanities and Sciences from 1993 to 1998. Dr. Shoven also serves as a director of Exponent, Inc., and a member of the Mountain View Board of American Century Funds. Dr. Shoven is also a member of the American Academy of Arts and Sciences.

Roger S. Siboni 53 Years Old Director Since 1999 Independent Investor	Roger S. Siboni served as Chairman of the Board of Epiphany, Inc., a software company that provided customer relationship management solutions, from July 2003 until October 2005 and as President and Chief Executive Officer of Epiphany, Inc. from August 1998 to July 2003. Prior to joining Epiphany, Mr. Siboni spent more than 20 years at KPMG LLP, most recently as its Deputy Chairman and Chief Operating Officer. Mr. Siboni also serves as a director of Dolby Laboratories, Inc.

John A.C. Swainson 53 Years Old Director Since 2006 Chief Executive Officer, CA, Inc.	John A.C. Swainson has served as the President and Chief Executive Officer of CA, Inc. since February 2005 and as President and Director since November 2004. Prior to joining CA, Mr. Swainson was Vice President of Worldwide Sales of IBM Corporation’s Software Group from July 2004 to November 2004 and General Manager of the Application Integration and Middleware division of IBM’s Software Group from 1997 to July 2004. Mr. Swainson also serves as a director of CA, Inc. and Visa Inc.

Lip-Bu Tan 48 Years Old Director Since 2004 Chairman, Walden International	Lip-Bu Tan is the founder and Chairman of Walden International, an international venture capital firm founded in 1987. Mr. Tan also serves as a director of Creative Technology Ltd., Flextronics International Ltd., Semiconductor Manufacturing International Corporation and SINA Corporation. Mr. Tan received an M.S. in nuclear engineering from the Massachusetts Institute of Technology, an MBA from the University of San Francisco, and a B.S. from Nanyang University in Singapore.

VOTE REQUIRED AND BOARD RECOMMENDATION

The Board of Directors of Cadence recommends a vote FOR the election of each of the eight director nominees. The election of directors at the annual meeting requires that each director receive a majority of the votes cast with respect to that director, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. Abstentions will be treated as being present and entitled to vote on the proposal, however, abstentions are not counted as votes “for” or “against” directors and will not have an effect on the election of directors. Unless marked to the contrary, proxies received will be voted FOR the election of each of the eight director nominees.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

In November 1998, Cadence’s Board adopted, and Cadence stockholders subsequently approved, Cadence’s Amended and Restated Employee Stock Purchase Plan, referred to in this proxy statement as the Employee Plan, which amended and restated the 1990 Employee Stock Purchase Plan. Subsequent amendments approved by Cadence’s Board and stockholders increased the shares of common stock authorized for issuance under the Employee Plan to 46,500,000.

In February 2008, the Board approved an amendment to the Employee Plan to increase the number of shares of common stock authorized for issuance by 7,500,000 shares for a total of 54,000,000 shares authorized under the Employee Plan, subject to stockholder approval.

As of March 14, 2008, 1,915,101 shares of common stock remained available for issuance under the Employee Plan. The proposed increase in the number of shares authorized for issuance under the Employee Plan represents approximately 2.9% of Cadence’s outstanding stock as of the record date.

REASONS FOR THE PROPOSED AMENDMENT

The Board approved the amendment to the Employee Plan to ensure that Cadence can continue to grant purchase rights to its employees at levels determined appropriate by the Board. The Employee Plan helps to attract and retain employees because employee stock purchase plans are a common benefit offered by our competitors and other industry bellwethers. In addition, approximately 70% of Cadence’s eligible employees participate in the Employee Plan. As confirmed by the high level of employee participation, Cadence believes that the Employee Plan is a highly valued benefit that is necessary in order for Cadence to compete with other companies in attracting and retaining employees. The Employee Plan also provides eligible employees with the opportunity to become Cadence stockholders and participate in Cadence’s success, which aligns the interests of participating employees with those of stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

The Board of Directors recommends a vote FOR approval of the amendment to the Employee Plan. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for approval of the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment to the Employee Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

SUMMARY OF THE EMPLOYEE PLAN

The following summary of the main features of the Employee Plan, as amended, is qualified in its entirety by the complete text of the Employee Plan, a copy of which is attached as Appendix A to this proxy statement.

PURPOSE

The purpose of the Employee Plan is to provide a means by which employees of Cadence, and any parent or subsidiary of Cadence designated by the Board, may be given an opportunity to purchase Cadence common stock, through payroll deductions, to assist Cadence in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for these persons to exert maximum efforts for the success of Cadence.

The rights to purchase common stock granted under the Employee Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code.

ADMINISTRATION

The Board administers the Employee Plan and has the final power to construe and interpret both the Employee Plan and the rights granted under it. The Board has the power, subject to the provisions of the Employee Plan, to determine when and how rights to purchase Cadence common stock will be granted, the provisions of each offering of these rights (which need not be identical), and whether employees of a parent or subsidiary of Cadence will be eligible to participate in the Employee Plan.

The Board may delegate administration of the Employee Plan to a committee comprised of not less than two Board members. The Board has delegated administration of the Employee Plan to the Compensation Committee. As used in this proxy statement solely with respect to the Employee Plan, the “Board” refers to any committee the Board appoints to administer the Employee Plan as well as to the Board itself.

STOCK SUBJECT TO EMPLOYEE PLAN

Upon stockholder approval of this Proposal, an additional 7,500,000 shares of common stock would be reserved for issuance under the Employee Plan for an aggregate of 9,415,101 reserved but unissued shares, representing approximately 3.6% of Cadence’s outstanding stock as of the record date. If rights granted under the Employee Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under the rights again become available for issuance under the Employee Plan.

Because benefits under the Employee Plan depend on employees’ voluntary elections to participate and the fair market value of Cadence’s common stock at various future dates, it is not possible as of the date of this proxy statement to determine future benefits that will be received by executive officers and other employees under the Employee Plan.

OFFERINGS

The Board implements the Employee Plan by offering participation rights to all eligible employees. Currently, the offering periods of the Employee Plan are six months long commencing on February 1 and August 1 of each year and ending on July 31 and January 31, respectively. The Board has the power to change the duration of offering periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

ELIGIBILITY

Any person who is employed at least 20 hours per week and five months per calendar year by Cadence, or any parent or subsidiary of Cadence designated by the Board, is eligible to participate in an offering if the employee was employed by Cadence or the designated affiliate on the 15th day of the month before the first day of the offering period. Almost all of Cadence’s and its subsidiaries’ approximately 5,300 employees, including all of Cadence’s executive officers, are eligible to participate in the Employee Plan. However, employees of certain international Cadence subsidiaries are not eligible to participate in the Employee Plan because of local tax or regulatory issues. Cadence’s non-employee directors are not eligible to participate in the Employee Plan.

No employee is eligible to participate in the Employee Plan if, immediately after the grant of purchase rights, the employee would, directly or indirectly, own stock or hold options possessing 5% or more of the total combined voting power or value of all classes of stock of Cadence or of any Cadence parent or subsidiary, including any stock which the employee may purchase under outstanding rights and options. In addition, no employee may accrue the right to purchase shares under the Employee Plan at a rate that exceeds $25,000 worth of common stock (determined at the fair market value of the shares at the time the right is granted, which fair market value is based upon the closing price of the shares) for each calendar year in which such right is outstanding at any time.

Rights granted in any offering under the Employee Plan terminate immediately upon cessation of an employee’s employment for any reason, and Cadence will distribute to a terminated employee all of his or her accumulated payroll deductions, without interest.

PARTICIPATION IN THE PLAN

Eligible employees enroll in the Employee Plan by delivering to Cadence, no later than the fifteenth (15th) day of the month before the offering period, an agreement authorizing payroll deductions of an amount between 2% to 12% of the employees’ gross earnings (before withholding of taxes and other amounts).

A participant will automatically participate in all future offerings unless such participant withdraws from the Employee Plan or subsequently becomes ineligible to participate in the Employee Plan. A participant may terminate payroll deductions and withdraw from a given offering under the Employee Plan by delivering a notice of withdrawal to Cadence at any time prior to the 15th day of month in which the offering period ends (i.e., by January 15th or July 15th).

Upon an employee’s withdrawal from an offering, Cadence will distribute to the employee his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of common stock on the employee’s behalf during the offering.

PURCHASE PRICE

The purchase price at which shares of common stock are sold in an offering under the Employee Plan is the lower of:

•	85% of the closing price of a share of common stock on the first day of the offering period, or

•	85% of the closing price of a share of common stock on the last day of the offering period.

PURCHASE OF STOCK

A participant accumulates the purchase price of the shares by payroll deductions over the course of the offering period. One time during the offering, a participant may reduce or terminate his or her payroll deductions if the Board has provided for such reduction or termination for that offering. The Board may provide that an employee who first becomes eligible to participate in the Employee Plan after an offering has begun may participate in the Employee Plan, as of a date specified during the offering period. Cadence will credit all payroll deductions made for a participant to the participant’s account under the Employee Plan and will deposit the payroll deductions into a Cadence bank account, which also contains the general funds of Cadence. A participant may not make additional payments into his or her account.

In connection with offerings made under the Employee Plan, the Board may specify a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum number of shares of common stock that may be purchased in that offering by all participants. If the total number of shares to be purchased upon exercise of rights granted in the offering exceeds the maximum aggregate number of shares of common stock available for the offering, the Board will make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the then applicable purchase price.

DURATION, AMENDMENT AND TERMINATION

The Board may suspend or terminate the Employee Plan at any time. Unless terminated earlier, the Employee Plan will terminate when all of the shares reserved shares for issuance under the Employee Plan, as increased or adjusted from time to time, have been issued.

The Board may amend the Employee Plan at any time. Any amendment of the Employee Plan must be approved by the stockholders within 12 months before or after its adoption by the Board to the extent stockholder approval is necessary for the Employee Plan to satisfy Section 423 of the Code, Rule 16b-3 under the Exchange Act or any NASDAQ or other applicable securities exchange listing requirements. Currently, under the Code, stockholder approval must be obtained if the amendment would, among other things:

•	increase the number of shares of common stock reserved for issuance under the Employee Plan, or

•	modify the requirements relating to eligibility for participation in the Employee Plan.

Rights granted before any amendment or termination of the Employee Plan will not be altered or impaired by any amendment or termination of the Employee Plan without the consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

In the event of a dissolution or liquidation of Cadence, all offerings will terminate prior to the consummation of the proposed transaction or, at the Board’s discretion, the purchase date of any offering will be accelerated so that the outstanding rights may be exercised before or concurrent with the proposed transaction. In the event of a proposed sale of all or substantially all of the assets of Cadence, or the merger of Cadence with or into another corporation where Cadence is not the surviving corporation, all offerings will terminate prior to the consummation of the proposed event, unless the surviving corporation assumes the rights under the Employee Plan or substitutes similar rights, or the Board, at its discretion, provides that participants may exercise outstanding rights. If the Board makes a right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board must notify participants that their rights under the Employee Plan will be fully exercisable for a period of 20 days from the date of such notice, or other period of time as the Board determines.

FEDERAL INCOME TAX INFORMATION

The following is an overview, as of the date of this proxy statement, of the effect of federal income taxation upon the participants and Cadence with respect to the grant and exercise of rights granted under the Employee Plan, but is not complete, does not discuss the income tax laws of any state or foreign country in which a participant may reside, is subject to change and is not intended to be relied upon as tax advice. Participants in the Employee Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in the Employee Plan.

Rights granted under the Employee Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under Section 423 of the Code, which requires stockholder approval of the Employee Plan and certain amendments.

A participant will be taxed on amounts withheld for the purchase of shares of common stock under the Employee Plan as if such amounts were actually received. No other income will be taxable to a participant as a result of participating in the Employee Plan until the disposition of the acquired shares, and the effect of taxation will depend on the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the participant will recognize ordinary income equal to the lesser of:

•	the amount by which the fair market value of the stock at the time of such disposition exceeds the purchase price, or

•	the amount by which the fair market value of the stock as of the beginning of the offering period exceeds the purchase price determined as of the beginning of the offering period.

Any further gain or any loss will be taxed as a long-term capital gain or loss. Generally, long-term capital gains are currently subject to lower tax rates than ordinary income. The deductibility of capital losses is limited.

If the stock is sold or disposed of before the expiration of either of the two holding periods described above, then the amount by which the fair market value of the stock on the purchase date exceeds the purchase price will be treated as ordinary income at the time of disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on the purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held. As mentioned above, the deductibility of capital losses is limited, and thus a disposition of the stock, before the expiration of the one and two-year holding periods described above, for an amount less than the fair market value of the stock on the purchase date could result in ordinary income (and a tax liability) and a non-deductible capital loss.

Cadence generally is entitled to a tax deduction to the extent amounts are taxed as ordinary income to a participant, subject to satisfying tax reporting obligations. In all other cases, no tax deduction is allowed to Cadence.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as Cadence’s independent registered public accounting firm for the fiscal year ending January 3, 2009. Pursuant to the Audit Committee charter, the Board has directed management to submit the selection of the independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited Cadence’s financial statements since fiscal 2002. Representatives from KPMG LLP are expected to be present at the annual meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as Cadence’s independent registered public accounting firm is not required by Cadence’s Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If Cadence’s stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of Cadence and its stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

The Board of Directors of Cadence recommends a vote FOR ratification of the selection of KPMG LLP. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for approval of this proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of KPMG LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of three non-employee directors of Cadence who are “independent” as defined by the corporate governance listing standards of NASDAQ and as defined under the Exchange Act. During fiscal 2007, the Audit Committee was comprised of Mr. Lucas, Dr. Shoven and Mr. Siboni as Chairman. The Audit Committee met nine times in fiscal 2007.

The Audit Committee operates under a charter, which was most recently amended by the Board in February 2006. The Audit Committee charter is posted on the investor relations page of Cadence’s website at www.cadence.com. As more fully described in its charter, the Audit Committee appoints and retains the independent registered public accounting firm and oversees the quality and integrity of Cadence’s financial statements, Cadence’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of Cadence’s internal audit function, the independent registered public accounting firm, Cadence’s accounting and financial reporting processes and the audits of Cadence’s financial statements on behalf of the Board.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with Cadence’s management and our independent registered public accounting firm, KPMG LLP. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received from KPMG

LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP its independence from Cadence and its management. The Audit Committee has also considered whether the provision of other non-audit services by KPMG LLP to Cadence is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in Cadence’s Annual Report on Form 10-K for the year ended December 29, 2007 for filing with the SEC.

AUDIT COMMITTEE

Roger S. Siboni, Chairman
Donald L. Lucas
John B. Shoven

The foregoing Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Cadence under the Securities Act of 1933, as amended, which is referred to in this proxy statement as the Securities Act, or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

FEES BILLED TO CADENCE BY KPMG LLP DURING FISCAL 2007 AND 2006

The following table presents fees incurred by Cadence for professional services rendered by KPMG LLP for the fiscal years ended December 29, 2007 and December 30, 2006.

	Fiscal Year Ended		Fiscal Year Ended
	December 29,		December 30,
	2007		2006
	(In thousands)

Audit Fees(1)	$4,180		$3,745
Audit-Related Fees(2)	6	(4)	—

Audit and Audit-Related Fees	4,186		3,745
Tax Fees(3)	45	(5)	123	(6)
All Other Fees	—		—

Total Fees	$4,231		$3,868

(1)	Includes fees for the audit of Cadence’s consolidated financial statements included in Cadence’s Annual Report on Form 10-K, fees for the audit of Cadence’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, fees for the review of the interim condensed consolidated financial statements included in Cadence’s Quarterly Reports on Form 10-Q, and fees for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or other engagements. The amount for fiscal 2007 includes estimated fees of $1,318,745 not yet paid as of the date of this filing, which includes fees for services rendered in connection with Cadence’s year-end financial statement audit and the audit of Cadence’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 of $742,745 and fees for statutory and regulatory filings related to the 2007 fiscal year of $576,000.

(2)	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of Cadence’s consolidated financial statements that are not reported under “Audit Fees.”

(3)	Includes fees for tax compliance, tax advice and tax planning.

(4)	Audit-Related Fees for fiscal 2007 consisted of compliance audit fees for a project partially funded by a European government authority.

(5)	Tax Fees for fiscal 2007 consisted of tax compliance fees of $31,464 and tax planning and consulting fees of $13,484.

(6)	Tax Fees for fiscal 2006 consisted of tax compliance fees of $36,522 and tax planning and consulting fees of $86,957.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee pre-approves all audit and permissible non-audit services provided by KPMG LLP prior to the engagement of KPMG LLP with respect to such services. Pursuant to its pre-approval policy, the Audit Committee has pre-approved tax compliance services, tax planning and related tax services, and the following audit-related services:

•	Accounting consultations and audits in connection with acquisitions;

•	Attest services not required by statute or regulation;

•	Adoption of new accounting pronouncements or reporting requirements;

•	Accounting, internal control or regulatory consultations and assistance; and

•	Review of information systems security and controls.

However, engagements for these pre-approved audit-related and tax services with an estimated cost of more than $250,000 or that exceed the applicable budgeted amount for the pre-approved services must be pre-approved on a case-by-case basis by the Audit Committee or the Chairman of the Audit Committee, or, if the Chairman is unavailable, another member of the Audit Committee. In addition, any proposed engagement of KPMG LLP for services that are not pre-approved audit-related and tax services as described above must also be pre-approved on a case-by-case basis by the Audit Committee or the Chairman of the Audit Committee, or, if the Chairman is unavailable, another member of the Audit Committee. The members to whom such authority is delegated must report any approval decisions to the full Audit Committee at its next scheduled meeting. None of the services described in the table above entitled “Fees Billed to Cadence by KPMG During Fiscal 2007 and 2006” were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) of Regulation S-X.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Cadence’s common stock as of March 14, 2008, the record date, unless otherwise indicated below, by:

•	All those known by Cadence to be beneficial owners of more than five percent of its common stock;

•	Each of the executive officers named in the Summary Compensation Table presented below under “Compensation of Executive Officers”;

•	All directors and director nominees; and

•	All current executive officers and directors of Cadence as a group.

	Beneficial Ownership(1)
	Number of	Percent of
Beneficial Owner	Shares	Total

Five Percent Stockholders:
Franklin Resources, Inc.(2)	26,827,429	10.30%
One Franklin Parkway San Mateo, CA 94403
Wellington Management Company, LLP(3)	23,600,655	9.06%
75 State Street Boston, MA 02109
Barclays Global Investors, NA(4)	18,839,411	7.23%
45 Fremont Street San Francisco, CA 94105
Lord, Abbett & Co. LLC(5)	17,433,374	6.69%
90 Hudson Street Jersey City, NJ 07302

Directors and Executive Officers:
Donald L. Lucas(6)	240,000	*
Alberto Sangiovanni-Vincentelli(6)	341,493	*
George M. Scalise(6)	227,500	*
John B. Shoven(6)	341,250	*
Roger S. Siboni(6)	240,625	*
John A.C. Swainson(6)	55,000	*
Lip-Bu Tan(6)(7)	117,250	*
Michael J. Fister(6)	5,747,154	2.17%
William Porter(6)	1,416,650	*
Kevin Bushby(6)	1,029,377	*
James S. Miller, Jr.(6)	711,464	*
R.L. Smith McKeithen.(6)	704,352	*
Moshe Gavrielov(6)	301,688	*
All current executive officers and directors as a group (13 persons)(8)	11,473,803	4.25%

*	Less than 1%

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Cadence believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned by such stockholder. Beneficial ownership of greater than five percent of Cadence’s outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC as noted below, while beneficial ownership of executive officers and directors is as of March 14, 2008, the record date. Applicable percentages are based on 260,470,262 shares of Cadence common stock outstanding on the record date, adjusted as required by rules promulgated by the SEC.

(2)	Franklin Resources, Inc., or Franklin, filed an amended Schedule 13G with the SEC on February 6, 2008, indicating that Franklin, through its direct and indirect investment management subsidiaries, beneficially owns 26,827,429 shares, but does not have voting power or investment power with respect to such shares. Of the shares reported by Franklin, Charles B. Johnson and Rupert H. Johnson, Jr., as a result of their control over Franklin, are each deemed to be beneficial owners of 26,827,429 shares, but do not have voting power or investment power with respect to such shares. Of the shares reported by Franklin, Templeton Global Advisors Limited, an investment management subsidiary of Franklin, beneficially owns 21,959,557 shares for which it has sole voting power with respect to 21,829,557 shares, sole investment power with respect to 21,933,168 shares and shared investment power with respect to 26,389 shares. Each of Franklin, its investment management subsidiaries, Charles B. Johnson and Rupert H. Johnson, Jr. disclaims beneficial ownership of or any pecuniary interest in such shares.

(3)	Wellington Management Company, LLP, or Wellington, filed an amended Schedule 13G with the SEC on February 14, 2008, indicating that Wellington, in its capacity as investment adviser, beneficially owns 23,600,655 shares. Wellington has shared voting power with respect to 16,382,915 shares and shared investment power with respect to 23,600,655 shares.

(4)	Barclays Global Investors, NA., or Barclays, filed a Schedule 13G with the SEC on February 5, 2008, indicating that Barclays and its affiliated entities collectively have sole voting power with respect to 16,584,096 shares and sole investment power with respect to 18,839,411 shares. Barclays and its affiliated entities reported sole voting and investment power as follows: (i) Barclays beneficially owns 12,510,711 shares for which it has sole voting power with respect to 10,468,926 shares and sole investment power with respect to 12,510,711 shares, (ii) Barclays Global Fund Advisors beneficially owns 4,388,870 shares for which it has sole voting and investment power, (iii) Barclays Global Investors, LTD beneficially owns 1,223,577 shares for which it has sole voting power with respect to 1,010,047 shares and sole investment power with respect to 1,223,577 shares, (iv) Barclays Global Investors Japan Limited beneficially owns 646,586 shares for which it has sole voting and investment power, (v) Barclays Global Investors Canada Limited beneficially owns 69,667 shares for which it has sole voting and investment power, and (vi) Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Australia Limited, Barclays Global Investors (Deutschland) AG, which have no voting or investment power over any shares.

(5)	Lord, Abbett & Co. LLC, or Lord Abbett, filed an amended Schedule 13G with the SEC on February 14, 2008, indicating that Lord Abbett beneficially owns 17,433,374 shares. Lord Abbett has sole voting power with respect to 16,829,574 shares and sole investment power with respect to 17,433,374 shares.

(6)	Includes shares which certain current and former executive officers and directors of Cadence have the right to acquire within 60 days after the record date upon exercise of outstanding options as follows:

Michael J. Fister	4,861,009	Alberto Sangiovanni-Vincentelli	335,000
Kevin Bushby	743,750	George M. Scalise	217,500
Moshe Gavrielov	207,938	John B. Shoven	326,250
R.L. Smith McKeithen	590,000	Roger S. Siboni	235,625
James S. Miller, Jr.	374,166	John A.C. Swainson	50,000
William Porter	977,500	Lip-Bu Tan	106,250
Donald L. Lucas	235,000

(7)	Includes 11,000 shares for which Mr. Tan has shared voting and investment power, of which 5,000 shares are held in the name of Lip-Bu Tan and Ysa Loo Trustees, FBO Lip-Bu Tan and Ysa Loo Trust Dated February 3, 1992 for the benefit of Mr. Tan and his wife; 5,000 shares that are held in the name of A&E Investment LLC, the sole member of which is Lip-Bu Tan and Ysa Loo Trust; and 1,000 shares that are held in the name of L. Tan & N Lee & W Lee Trustees, Pacven Walden Inc. 401(k) PSP FBO Lip-Bu Tan. Mr. Tan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(8)	Includes 9,259,988 shares which all current executive officers and directors in the aggregate have the right to acquire within 60 days after the record date upon exercise of outstanding options.

COMPENSATION DISCUSSION AND ANALYSIS

OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM

Cadence’s compensation program for its Named Executive Officers is designed to attract, motivate and retain highly qualified individuals with the leadership skills necessary to achieve Cadence’s annual and long-term business objectives and to create stockholder value. Cadence’s executive compensation program is based on the following underlying principles:

•	Executives’ total direct compensation (consisting of salary, annual incentive compensation, and long-term equity incentive opportunities) should be competitive with market practice;

•	The executive compensation program should align the interests of the Named Executive Officers with the interests of stockholders by providing executives with long-term equity incentive compensation opportunities and promoting stock ownership; and

•	A substantial portion of executives’ compensation should be at risk and should vary based on Cadence’s financial and operational performance as well as the executives’ level of responsibility and individual performance.

The Compensation Committee assesses Cadence’s executive compensation program annually to monitor Cadence’s adherence to these principles.

DETERMINING EXECUTIVE COMPENSATION

Competitive Compensation Levels

Each year the Compensation Committee benchmarks the competitiveness of the elements of the Named Executive Officers’ total direct compensation previously listed. The Compensation Committee also periodically reviews the competitiveness of the Named Executive Officers’ severance and change in control arrangements and the broad-based employee benefit plans in which Named Executive Officers participate (as discussed in more detail below).

In 2007, the Compensation Committee developed two separate peer groups for benchmarking purposes. One peer group was used to understand market trends with respect to pay programs and practices among business and talent competitors and other industry bellwethers, which is referred to in this proxy statement as the Direct Practices Peer Group. The other was used to assess the competitiveness of the Named Executive Officers’ total direct compensation in light of the total direct compensation offered to executives with similar titles and responsibilities at companies with which Cadence competes for talent, which is referred to in this proxy statement as the Primary Compensation Peer Group.

Direct Practices Peer Group

This group was determined qualitatively by the Compensation Committee with the assistance of its compensation consultant and is comprised of technology bellwethers, companies in nearby or adjacent markets, and other business and talent competitors. While the Compensation Committee monitors the compensation practices of the companies in this group, it does not generally consider the level of compensation that they actually pay to their executive officers (other than those for companies that are also in the Primary Compensation Peer Group) because of differences in the scope of job responsibilities or the breadth of the organizations reporting to executives holding the same or similar titles.

The following companies (four of which were also included in the Primary Compensation Peer Group) comprised the Direct Practices Peer Group for 2007:

Adobe Systems Incorporated	Intel Corporation	Oracle Corporation
Applied Materials, Inc.	KLA-Tencor Corporation	Synopsys, Inc.
Broadcom Corporation	Mentor Graphics Corporation	VMware, Inc.
Cisco Systems, Inc.	NVIDIA Corporation

Primary Compensation Peer Group

In order to reflect more accurately the pool from which executive talent is drawn and to which it is lost, this peer group is not limited to Cadence’s direct business competitors. Rather, the Compensation Committee included companies that have a technology emphasis, are located in the San Francisco Bay Area, are similar in size to Cadence, and currently or prospectively compete in the same talent market as Cadence. The group was determined by applying the following criteria: technology companies primarily located in the Silicon Valley, where Cadence is headquartered, with revenue between .5 and 2.5 times that of Cadence’s fiscal year 2006 revenue, and market capitalizations between .25 and 4 times that of Cadence’s market capitalization as of July 2007. The resulting group of 31 companies was used to assess the competitiveness of the Named Executive Officers’ base salaries, target and actual annual incentive compensation, long-term equity incentive opportunities, and total direct compensation.

The following companies (four of which were also included in the Direct Practices Peer Group) comprised the Primary Compensation Peer Group for 2007 for determining competitive compensation levels:

Adobe Systems Incorporated	JDS Uniphase Corporation	Network Appliance Inc.
Altera Corporation	Juniper Networks Inc.	Novellus Systems, Inc.
Atmel Corporation	KLA-Tencor Corporation	NVIDIA Corporation
Autodesk, Inc.	Lam Research Corporation	Palm, Inc.
BEA Systems, Inc.	Linear Technology Corporation	SanDisk Corporation
Brocade Communications Systems, Inc.	Logitech International S.A.	Sybase, Inc.
Cypress Semiconductor Corporation	LSI Corporation	Synopsys, Inc.
Electronic Arts Inc.	Maxim Integrated Products, Inc.	Trimble Navigation Limited
Integrated Device Technology, Inc.	McAfee, Inc.	VeriSign, Inc.
Intersil Corporation	National Semiconductor Corporation	Xilinx, Inc.
Intuit Inc.

Compensation Determinations

Consistent with the general principles outlined above, after the Compensation Committee has determined the market levels of compensation based on the compensation paid by the Primary Compensation Peer Group, the Compensation Committee assesses the appropriateness of each Named Executive Officer’s compensation level relative to similar executives at the comparator companies. Cadence does not target Named Executive Officer compensation at a specific level or percentage relative to compensation provided by the companies in the Primary Compensation Peer Group, whether for total direct compensation or any element of total direct compensation. Instead, when determining compensation levels for the Named Executive Officers, the Compensation Committee takes into account not only the information regarding compensation paid to executives with similar titles and responsibilities at the companies in the Primary Compensation Peer Group, but also each of the following factors, without prescribing particular weightings:

Cadence Factors

•	Cadence’s business and financial performance as compared to the performance of the companies in the Primary Compensation Peer Group; and

•	Cadence’s relative size and the scope of Cadence’s business as compared to the companies in the Primary Compensation Peer Group.

Individual Factors

•	Strategic importance of the position;

•	Scarcity in the market of the individual’s skills and talents;

•	Individual performance over the preceding year;

•	Expected future contributions;

•	Historical compensation;

•	Ability to impact corporate and/or business unit results;

•	Retention risks; and

•	Relative positioning/performance versus other executives.

For each Named Executive Officer other than the CEO, the CEO makes recommendations to the Compensation Committee for annual adjustments to base salary, annual cash incentive compensation, and long-term equity incentive compensation components based upon the CEO’s assessment of the factors described above. The Compensation Committee reviews with the CEO these assessments and recommendations for each Named Executive Officer other than the CEO and determines whether or not to approve and/or modify the CEO’s recommendations. The CEO’s performance with respect to these individual factors is evaluated by the Compensation Committee. Annual adjustments to the CEO’s compensation levels for these elements of total direct compensation are based on these assessments without input from management.

ELEMENTS OF EXECUTIVE COMPENSATION

The executive compensation program is comprised of the following elements, although not all the Named Executive Officers receive each element listed under “other compensation and benefits”:

•	Total direct compensation, consisting of:

•	Base salary;

•	Annual cash incentive compensation; and

•	Long-term equity incentive compensation (including stock options and shares of restricted stock).

•	Other compensation and benefits, consisting of:

•	Participation in Cadence’s broad-based benefit plans;

•	Participation in Cadence’s nonqualified deferred compensation plans; and

•	Perquisites.

•	Severance benefits.

Consistent with the principles outlined above, a substantial portion of total direct compensation varies based upon Cadence’s achievement of its financial and operational objectives, as well as an executive’s individual performance objectives. Cadence does not have a pre-established policy or target for allocating between fixed and variable compensation or among the different types of variable compensation, although this allocation is influenced by the Compensation Committee’s assessment of the compensation practices of the companies in the Primary Compensation Peer Group. Instead, the Compensation Committee aims to provide fixed pay (base salary) at levels sufficient, but not greater, to attract and retain qualified executives. The remaining portion of total direct compensation is comprised of variable compensation in the form of annual cash incentive compensation and long-term equity incentives. In 2007, approximately 80% to 90% of each Named Executive Officer’s total direct compensation was allocated to variable compensation. Cadence believes that executives should be rewarded for achieving annual performance goals, but that consistent and sustained performance is the single most important influence on long-term stockholder value. Accordingly, the Named Executive Officers’ variable compensation is weighted towards long-term equity incentives rather than annual cash incentive compensation. In 2007, approximately 70% to 85% of each Named Executive Officer’s variable compensation was allocated to long-term equity incentives compensation.

Base Salaries

Cadence offers all of its Named Executive Officers an annual base salary to compensate them for services rendered during the year. Base salaries are essential for the attraction and retention of talented executives and are determined consistent with the methodology outlined above under “Compensation Determinations.” Salaries are reviewed annually by the Compensation Committee, but do not automatically increase. Changes to base salaries, if any, are typically made in the first quarter of the year. In February 2007, the Compensation Committee reviewed the base salaries of the Named Executive Officers, and decided not to increase base salaries for 2007.

Annual Cash Incentive Compensation

Cadence provides all Named Executive Officers the opportunity to earn variable cash compensation under the stockholder-approved Cadence Senior Executive Bonus Plan. The purpose of this plan is to reward the Named Executive Officers for performance during a single fiscal year and to provide incentives for them to achieve Cadence’s annual business and financial goals, as measured against specific performance criteria relative to their respective business groups and Cadence’s overall business results. Bonus payouts are made semi-annually, with 40% of the annual target payable for performance in the first half of the year and 60% payable for performance in the second half. Greater emphasis is placed on the second half of the year because a greater share of annual revenue and profits are typically earned during that half of the year. The annual bonus paid to each Named Executive Officer is determined based upon the Named Executive Officer’s target bonus multiplied by a Cadence group modifier and an individual performance modifier (each described in more detail below). For each Named Executive Officer other than the CEO, the Compensation Committee reviews and approves (with or without modification, in its sole discretion) the CEO’s recommendations as to the executive’s target bonus based on the methodology outlined above under “Compensation Determinations”. The Compensation Committee also assigns the CEO a target bonus based on the methodology outlined above under “Compensation Determinations”. Target bonuses for Named Executive Officers are expressed as either a dollar amount or a percent of salary. In February 2007, the Compensation Committee reviewed the target bonus amounts for the Named Executive Officers, and decided not to make any changes for 2007.

Cadence Group Modifier

The Cadence group modifier is a percentage that reflects Cadence’s overall performance (the company performance modifier) and, for all Named Executive Officers except the CEO, the performance of the business group for which the Named Executive Officer is responsible (the business objectives modifier). The weightings and performance measures used to determine the Cadence group modifier (including both the performance metrics for the company performance modifier and the business group objectives) are reviewed semi-annually by the Compensation Committee, in consultation with the CEO, to assure that they align with what the Compensation Committee and the CEO believe are the most important factors that influence both annual business and financial performance and long-term stockholder value.

For 2007, the performance metrics for the company performance modifier were total revenue (defined as the total dollar value of revenue as disclosed in Cadence’s periodic reports on Forms 10-Q and 10-K) and non-GAAP operating margin (defined as non-GAAP income from operations, as disclosed in Cadence’s current reports on Form 8-K, which incorporate quarterly announcement of financial results, represented as a percentage of total revenue). The achievement of the company performance modifier is determined based on a formula.

The business objectives modifier is based on the achievement of qualitative short-term and long-term performance goals that vary by business group. For each business group, these goals are related to one or more of the following: operational excellence and efficiencies, new product development, customer satisfaction, innovation and goals related to Cadence’s long-term business strategy. The business objectives for the Chief Financial Officer included increasing operational excellence and efficiency. The business objectives for the Executive Vice President, Worldwide Field Operations included bookings and revenue growth and increased customer satisfaction through delivery of world-class customer support. The business objectives for the Executive Vice President, Products and Technologies Organization and Executive Vice President and General Manager, Verification Division were centered on increased innovation, achievement of product milestones and increased customer satisfaction. The business objectives for the Senior Vice President and General Counsel were focused on strategic and commercial transaction support, identification and protection of Cadence’s intellectual property, regulatory compliance and mitigation of legal risk. The Compensation Committee reviews the achievement of these goals based upon the CEO’s assessment of each business group’s performance relative to its specific objectives. The business objectives modifier for the CEO is the average of the business objective modifiers for each of his direct reports. The Compensation Committee intends for the achievement of the business group goals at the 100% level to present a significant challenge to the Named Executive Officers. Over the past three years (comprising six semi-annual performance periods from 2005 through 2007), each Named Executive Officer met or exceeded all of his overall business group objectives.

For 2007, the total revenue target represented 35%, the operating margin target represented 30% and the business objectives modifier represented 35% of the company performance modifier. Performance targets for the company performance modifier were based on achievement of Cadence’s 2007 business plan and were approved by the Compensation Committee. Performance on each measure was determined independently (e.g., it was possible to miss the performance target for one or more measures and still receive a payout based upon the achievement of the remaining performance targets). For the first half of 2007, the total revenue target was $742 million and the non-GAAP operating margin target was 25.8%. For the second half of 2007, the total revenue target was $858 million and the non-GAAP operating margin target was 33.5%. For 2007, achievement of 90% of target level of total revenue and operating margin was required before any payment with respect of each such measure pursuant to the plan could be made. Cadence achieved total revenue of $756 million and operating margin of 26.3% for the first half of 2007 and total revenue of $859 million and operating margin of 34.0% for the second half of 2007, which results, combined with the Named Executive Officers’ achievement with respect to their business group objectives and the Compensation Committee’s determination of their individual performance modifier (discussed in more detail below) yielded the bonus awards shown in the Summary Compensation Table.

Individual Performance Modifier

The individual performance modifier is derived from subjective assessments of individual performance during the performance period, based upon the individual factors listed above in the “Compensation Determinations” section. Together with the CEO, the Compensation Committee evaluates the performance of each Named Executive Officer (other than the CEO) during the performance period and, based in part upon the CEO’s recommendations, approves the individual performance modifiers for each of the Named Executive Officers, other than the CEO. The Compensation Committee evaluates the CEO’s performance based upon the CEO’s individual performance and contributions, and Cadence’s overall performance. This evaluation determines the CEO’s individual performance modifier.

In February 2008, the Compensation Committee, consistent with the terms of the Senior Executive Bonus Plan, changed the structure of annual cash incentive compensation program for the Named Executive Officers for the 2008 fiscal year to provide for one payout based on full year performance, rather than semi-annual bonus payouts based upon performance in each half of the fiscal year. The performance criteria established under the program for 2008 are based upon the same metrics as used in 2007 (namely, total revenue and non-GAAP operating margin, as well as business group objectives). The Compensation Committee changed the performance periods from semi-annual to annual in order to focus the Named Executive Officers on consistent performance throughout the fiscal year.

Long-Term Equity Incentive Compensation

Consistent with the principles outlined above, long-term incentives are designed to provide the Named Executive Officers with an equity stake in Cadence, promote stock ownership to align the Named Executive Officers’ interests with those of Cadence’s stockholders and create significant incentives for executive retention. In addition, the Compensation Committee approves individual equity grants based on the methodology outlined above under “Compensation Determinations”.

In 2007, Cadence made equity grants in the form of stock options and restricted stock to the Named Executive Officers. Stock options provide an opportunity for Cadence to reward its Named Executive Officers if Cadence’s share price increases and the Named Executive Officers remain employed by Cadence during the period required for the options to vest. Awards of restricted stock align the interests of Named Executive Officers with the interests of stockholders through stock ownership, and increase the reward to the Named Executive Officers when Cadence’s stock price increases. Stock options and awards of restricted stock serve as a retention tool for the Named Executive Officers. Stock options granted to Named Executive Officers in 2007 vest monthly over four years from the date of grant and expire seven years from the date of grant. Awards of restricted stock granted to Named Executive Officers in 2007 vest 25% on each of the first four anniversaries of the grant date.

When allocating long-term incentive compensation opportunities for Named Executive Officers other than the CEO, the Compensation Committee currently targets between 60% and 80% of the total value of equity grants in the form of restricted stock, with the remainder comprised of stock options with an exercise price equal to the fair market value of Cadence common stock on the grant date. The Compensation Committee believes this mix of restricted stock and options creates an effective tool for incentivizing and retaining those executives who are most responsible for influencing stockholder value.

In 2007, the equity grants made to the CEO were more heavily weighted towards stock options than the grants made to the other Named Executive Officers, with one-third of the total value of the CEO’s equity grants in the form of restricted stock, one-third in the form of stock options with an exercise price equal to the closing price of Cadence common stock on the grant date, and the remaining one-third in fully vested out-of-the-money stock options. The exercise price for the “out-of-the-money” stock options was equal to 125% of the closing price of Cadence common stock on the grant date. The CEO will not realize any value from the out-of-the-money options until shareholders have realized a 25% gain in the stock price over the price on the grant date. The Compensation Committee chose this mix to further promote share ownership, strengthen shareholder alignment, and incentivize sustained stock price growth. The Compensation Committee granted out-of-the-money stock options to the Chief Executive Officer and not the other Named Executive Officers to focus strong incentives for substantial appreciation in the stock price on the senior executive most able to affect the stock price by his individual actions and decisions.

Grant Timing Policy

The Compensation Committee and senior management monitor Cadence’s stock option and restricted stock grant policies to ensure that they comply with governing regulations and are consistent with good corporate practice. In each of 2006 and 2007, grants to executive officers were made at Compensation Committee meetings held in February, after results for the preceding fiscal year became publicly available, enabling the Compensation Committee to consider both the prior year’s performance and expectations for the succeeding year in making grant decisions. However, the Compensation Committee may make grants at any time of the year it deems appropriate.

Deferred Compensation

The Named Executive Officers may elect to defer compensation payable to them under Cadence’s 1994 Deferred Compensation Plan. This plan is designed to allow for retirement savings above the limits imposed by the Code for 401(k) plans on an income tax-deferred basis for Cadence employees at the level of vice president (or its equivalent) and above who choose to participate. Amounts deferred into the plan are held in accounts with values indexed to the performance of selected mutual funds or money market accounts. On January 1, 2007, Cadence eliminated, with respect to new deferrals, a self-directed investment option previously available under the plan. With the elimination of this investment option, the investment options made available under the plan are substantially similar to those available under Cadence’s tax-qualified 401(k) plan. Cadence does not provide a match on executive deferrals under the deferred compensation plan. Cadence maintains this plan for the purposes of providing a competitive benefit and allowing all participants, including the Named Executive Officers, an opportunity to defer income tax payments on their cash compensation.

Other Employee Benefit Plans

The Named Executive Officers are eligible for the same benefits available to Cadence employees generally. These include participation in a tax-qualified 401(k) plan, employee stock purchase plan, and group life, health, dental, vision, and disability insurance plans. Cadence also routinely benchmarks its broad-based employee benefit plans based upon a review of the benefits survey conducted by the Silicon Valley Employers’ Forum. Cadence aims to provide benefits to its employees that are consistent with market practice.

Perquisites

Cadence has decided not to provide any material perquisites and other personal benefits to the Named Executive Officers as part of its overall compensation philosophy. However, Cadence will provide perquisites selectively in extraordinary situations and as incentives and rewards for exceptional efforts and time commitments.

In connection with his initial hire, Cadence agreed to provide Michael J. Fister, President and CEO, with financial reimbursement related to his relocation to and housing in the San Jose area. Similarly, Cadence has provided relocation and housing assistance to Kevin Bushby, Executive Vice President, Worldwide Field Operations, in connection with his relocation from England to the San Jose area. The Compensation Committee believes that these benefits are reasonable and necessary to attract and/or retain each of these executives.

Severance Benefits

Cadence has entered into agreements with all of its current Named Executive Officers that provide for benefits upon termination of employment under certain circumstances, including in connection with a change in control of Cadence. Cadence provides these benefits as a means of remaining competitive, retaining executives, focusing executives on stockholder interests when considering strategic alternatives, and providing income protection in the event of involuntary loss of employment. Please refer to the discussion under “Potential Payments upon Termination or Change in Control and Employment Contracts” below for a more detailed discussion of these arrangements. In general, these arrangements provide for severance benefits upon Cadence’s termination of the Named Executive Officer’s employment without cause or resignation by the executive for good reason. In the event of a change in control of Cadence, and if the executive is terminated without cause or resigns for good reason, the Named Executive Officer will receive enhanced severance benefits. Accordingly, Cadence provides for severance benefits only in the event of a “double trigger,” because it believes that executives are materially harmed only if a change in control results in reduced responsibilities or compensation or loss of employment.

In early 2006, the Compensation Committee engaged its compensation consultant to provide information on typical industry practices concerning employment, severance, and change in control agreements. Based on this review, the Compensation Committee believes that Cadence’s current arrangements with the Named Executive Officers are consistent with competitive practices. The Compensation Committee intends to review these arrangements every few years or to respond to changing circumstances.

STOCK OWNERSHIP GUIDELINES

Cadence maintains stock ownership guidelines for its Named Executive Officers. The guidelines are designed to promote alignment with the interests of stockholders and Cadence’s commitment to sound corporate governance. Before establishing these guidelines, Cadence reviewed industry standard practices. The Compensation Committee has established the guidelines below. Currently, all of Cadence’s Named Executive Officers satisfy Cadence’s ownership guidelines.

Stock Ownership Guidelines

Position	Shares(1)	Years to Meet Guideline
Chief Executive Officer	100,000

Chief Financial Officer/Executive Vice Presidents	50,000	5 years

Senior Vice Presidents	25,000

(1)	For purposes of determining stock ownership levels, the following forms of equity interests in Cadence count towards satisfaction of the guidelines: restricted or incentive shares (whether vested or unvested), shares obtained through the Cadence Employee Stock Purchase Plan, shares acquired and held through the exercise of stock options, shares purchased on the open market, shares owned outright by the executive officer or director or his or her immediate family members residing in the same household, shares held in trust for the benefit of the executive officer or director or his or her family.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code of 1986

Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1,000,000 in any fiscal year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on stockholder approval of the compensation arrangement. Cadence attempts to structure its compensation arrangements to achieve deductibility under Section 162(m), unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

In 2007, all annual incentive plan payments, stock option grants, and restricted stock awards were structured with the intent to qualify them as performance-based compensation under Section 162(m), and should be fully deductible.

Section 280G of the Internal Revenue Code of 1986

Section 280G of the Code disallows a company’s tax deduction for what are defined as “excess parachute payments” and Section 4999 of the Code imposes a 20% excise tax on certain persons who receive excess parachute payments. Named Executive Officers are not provided with tax gross-up payments in the event their payments become subject to this excise tax, but instead are entitled to the best after-tax alternative. In other words, the Named Executive Officers are entitled to whichever of the following payments results in the largest after-tax amount:

•	The full payout including any portion that would be classified as an excess parachute payment; or

•	The maximum payout that would result in no portion of the payout being subject to the excise tax.

Cadence chose to provide the Named Executive Officers with the best after-tax alternative to maximize the benefits provided to each executive in connection with a change in control while allowing Cadence to avoid making any gross-up payments.

In the event that a portion of the payout would be classified as an excess parachute payment, Cadence’s tax deduction would be disallowed under Section 280G and an excise tax would be imposed on the Named Executive Officer under Section 4999. Please refer to the discussion below under “Potential Payments upon Termination or Change in Control and Employment Contracts” for more detail on the potential lost tax deductions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above with management. In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of the Compensation Discussion and Analysis in this proxy statement and incorporation by reference into Cadence’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

COMPENSATION COMMITTEE

John B. Shoven, Chairman
Donald L. Lucas
George M. Scalise

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is, or was during or prior to fiscal 2007, an officer or employee of Cadence or any of its subsidiaries. None of Cadence’s executive officers serves or served as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves or served as a director or member of the Compensation Committee of Cadence.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows, for fiscal year 2007, compensation awarded or paid to, or earned by, Cadence’s CEO, CFO, the three most highly compensated executive officers other than the CEO and CFO, and an additional individual for whom disclosure would have been provided as one of the three most highly compensated executive officers but for the fact that he was not serving as an executive officer at the end of 2007 (collectively referred to herein as the Named Executive Officers):

SUMMARY COMPENSATION TABLE

									Non-Equity
									Incentive	All
					Stock		Option		Plan	Other
Name and		Salary	Bonus		Awards		Awards		Compensation	Compensation	Total
Principal Position	Year	($)(1)	($)		($)(2)		($)(2)		($)(1)	($)(4)	($)(1)

Michael J. Fister	2007	1,000,000			3,353,016	(3)	7,254,766	(3)	1,513,594	388,275	13,509,651
President and Chief Executive Officer	2006	1,000,000			4,638,918	(3)	5,257,032	(3)	2,478,700	362,956	13,737,606
William Porter	2007	450,000			2,118,984		570,617		586,008	68,251	3,793,860
Executive Vice President and Chief Financial Officer	2006	450,000			1,470,183		514,093		860,490	9,354	3,304,120
Kevin Bushby	2007	500,000	80,000	(5)	1,635,978		333,583		1,126,499	182,699	3,858,759
Executive Vice President, Worldwide Field Operations	2006	500,000			1,442,380		563,727		1,302,080	192,840	4,001,027
James S. Miller, Jr.	2007	400,000			1,803,205		850,173		549,432	1,824	3,604,634
Executive Vice President, Products and Technologies Organization	2006	400,000			1,154,405		701,616		796,160	1,037	3,053,218
R.L. Smith McKeithen	2007	400,000			773,103		380,411		502,592	12,294	2,068,400
Senior Vice President and General Counsel	2006	400,000			721,190		378,586		673,920	11,088	2,184,784
Moshe Gavrielov(6)	2007	376,923			799,322		1,260,472		412,988	833,438	3,683,143
Former Executive Vice President and General Manager, Verification Division	2006	400,000			661,337		576,738		716,160	9,048	2,363,283

(1)	Includes amounts deferred pursuant to Section 401(k) of the Code and Cadence’s 1994 Deferred Compensation Plan.

(2)	The assumptions made in the valuation of such awards are set forth in Note 4 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

(3)	In accordance with SEC rules, the amount shown is the compensation expense recognized in the financial statements during fiscal 2007 and fiscal 2006, including compensation expenses of $1,105,833 and $3,590,373 related to the stock awards and option awards, respectively, granted to Mr. Fister upon commencement of his employment with Cadence in May 2004. In addition, in accordance with SEC rules, the compensation expense recognized in the financial statements during fiscal 2007 and thus reported in the option awards column includes a compensation expense of $1,491,476 related to the out-of-the-money option awards granted to Mr. Fister in February 2007 (as described above under “Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Equity Incentive Compensation”). For Mr. Gavrielov, the amount shown as compensation expense during fiscal 2007 includes compensation expense related to acceleration of vesting of certain stock awards and option awards of $211,417 and $625,099, respectively, in accordance with the terms of his Executive Release and Transition Agreement. Additionally, the amount shown as compensation expense for stock awards during fiscal 2007 includes a reversal of previously recognized compensation expense of $472,132 related to the forfeiture of certain performance-based stock awards in connection with Mr. Gavrielov’s resignation.

(4)	The payments listed in the “All Other Compensation” column above reflect the following and, unless noted below, are based upon the actual cost expended by Cadence in connection with the amounts described herein:

•	For Mr. Fister, the amount shown includes (for 2007): a housing allowance related to Mr. Fister’s relocation to the San Jose area from Portland, Oregon ($204,000), tax gross-up payments paid with respect to Mr. Fister’s housing allowance ($148,638), personal travel ($25,856), 401(k) matching contributions ($6,750), term life insurance premium payments ($2,688) and incentive awards.

•	For Mr. Porter, the amount shown includes (for 2007): 401(k) matching contributions ($6,750), term life insurance premium payments ($2,688), an incentive trip abroad ($33,847) and a tax gross-up payment paid with respect to the incentive trip ($24,966).

•	For Mr. Bushby, the amount shown includes (for 2007): a housing allowance related to Mr. Bushby’s relocation to the San Jose area from England ($110,400), tax gross-up payments paid with respect to Mr. Bushby’s housing allowance ($65,345), term life insurance premium payments ($2,688) and incentive awards. In addition, Mr. Bushby continues to be a UK citizen, and Mr. Bushby has retained coverage under the health care plan of Cadence’s UK subsidiary, which is a broad-based plan covering substantially all of Cadence’s UK employees. Mr. Bushby also remains a participant in an employee benefit trust established by Cadence’s UK subsidiary for select key employees while he was located in the UK. Cadence stopped making contributions to the trust on behalf of Mr. Bushby prior to Mr. Bushby’s relocation to the US. An independent trustee holds prior contributions and earnings in accounts for each participant for whom contributions were made. Cadence has no rights under the trust agreement to determine the use of trust assets or to receive any of the trust assets. Under the terms of the trust, the independent trustee has broad discretion to use the assets for the benefit of the beneficiaries as the trustee determines, including the power to make distributions, extend loans, allow the use of tangible trust assets or provide other benefits. As of December 29, 2007, the net balance in the account for the benefit of Mr. Bushby and his family was £1,050,860 (approximately $2,096,950 based on the foreign currency exchange rate on December 28, 2007).

•	For Mr. Miller, the amount shown includes (for 2007): term life insurance premium payments ($1,824).

•	For Mr. McKeithen, the amount shown includes (for 2007): 401(k) matching contributions ($6,750) and term life insurance premium payments ($5,544).

•	For Mr. Gavrielov, the amount shown includes (for 2007): 401(k) matching contributions ($6,750), term life insurance premium payments ($2,688), his severance payment ($800,000) and consulting fees ($24,000).

(5)	Mr. Bushby was paid in 2007 a discretionary bonus of $80,000 for outstanding performance in the fourth quarter of fiscal year 2006.

(6)	Mr. Gavrielov resigned as Executive Vice President and General Manager of the Verification Division effective as of November 30, 2007.

Certain of the elements of compensation set forth in the Summary Compensation Table above and in the Grants of Plan-Based Awards table below reflect the terms of employment agreements between Cadence and each of Messrs. Fister, Porter, Bushby, Miller and McKeithen.

Michael J. Fister.  Cadence is party to an employment agreement with Mr. Fister pursuant to which Mr. Fister serves as President and Chief Executive Officer. The agreement provides for an initial base salary of $800,000 per year and for Mr. Fister’s participation in Cadence’s Senior Executive Bonus Plan at an annual target bonus of 100% of his base salary, each subject to review by the Board or the Compensation Committee from time to time. In 2005, the Compensation Committee increased Mr. Fister’s base salary to $1,000,000. In 2005, Mr. Fister bought a house in California, but as of the date of this proxy statement, Mr. Fister has not sold his houses in Oregon. Pursuant to the agreement as amended in May 2005 and December 2007, Mr. Fister was entitled to a housing allowance of $17,000 per month from May 16, 2005 until December 31, 2007, and such housing allowance was further extended from January 1, 2008 until the earlier of (a) December 31, 2008, or (b) the later closing date of the sale of each of Mr. Fister’s two private residences in Oregon and reimbursement of such other reasonable and actual relocation expenses (including broker’s commissions and closing costs paid in connection with the sale of his Oregon house)

incurred by Mr. Fister as may be agreed to by Cadence. Under the agreement, to the extent that any of the relocation benefits provided by the agreement, including the housing allowance, are included in Mr. Fister’s gross income for tax purposes, Mr. Fister will receive additional tax gross-up payments with respect to such amounts.

William Porter.  Cadence is party to an employment agreement with Mr. Porter pursuant to which Mr. Porter serves as Executive Vice President and Chief Financial Officer. The agreement provides for an initial base salary of $400,000 per year and for Mr. Porter’s participation in Cadence’s Senior Executive Bonus Plan at an annual target bonus of $300,000, each subject to review by the Board or the Compensation Committee from time to time. In 2005, the Compensation Committee increased Mr. Porter’s base salary to $450,000 per year and annual target bonus to $375,000, which annual target bonus was increased by the Compensation Committee in 2006 to 100% of his base salary.

Kevin Bushby.  Cadence is party to an employment agreement with Mr. Bushby pursuant to which Mr. Bushby serves as Executive Vice President, Worldwide Field Operations. The agreement provides for an initial base salary of $450,000 per year and for Mr. Bushby’s participation in Cadence’s Senior Executive Bonus Plan at an annual target bonus of $650,000, each subject to review by the Board or the Compensation Committee from time to time. In 2005, the Compensation Committee increased Mr. Bushby’s base salary to $500,000. Under the agreement, Cadence was also required to pay Mr. Bushby cost of living adjustment payments of $6,600 per month, net of taxes, and tax equalization payments for 2003 through 2005. Effective in 2007, Mr. Bushby’s cost of living adjustment payments were increased to $9,200 per month, net of taxes. In addition, under the agreement Cadence will cause the landlord, which is a wholly-owned subsidiary of Cadence, not to terminate Mr. Bushby’s residential lease described below under “Transactions with Related Persons” during Mr. Bushby’s full-time employment with Cadence (except upon Mr. Bushby’s default under the lease) and negotiate in good faith to extend the term of the residential lease if it expires during Mr. Bushby’s employment with Cadence.

James S. Miller, Jr.  Cadence is party to an employment agreement with Mr. Miller pursuant to which Mr. Miller serves as Executive Vice President, Products and Technologies Organization. The agreement provides for an initial base salary of $400,000 per year and for Mr. Miller’s participation in Cadence’s Senior Executive Bonus Plan at an annual target bonus of 100% of his base salary, each subject to review by the Board or the Compensation Committee from time to time.

R. L. Smith McKeithen.  Cadence is party to an employment agreement with Mr. McKeithen pursuant to which Mr. McKeithen will serve as Executive Vice President, effective April 1, 2008. The agreement provides for an initial base salary of $400,000 per year and for Mr. McKeithen’s participation in Cadence’s Senior Executive Bonus Plan at an annual target bonus of 100% of his base salary, each subject to review by the Board or the Compensation Committee from time to time. For each fiscal year (or shorter period over which executive bonuses are measured and paid) beginning with the 2008 fiscal year, Mr. McKeithen is guaranteed to receive an annual bonus at least equal to his target bonus. The agreement expires on March 31, 2010, unless it is renewed for additional one year periods by mutual agreement of Mr. McKeithen and Cadence.

Cadence has also entered into an Executive Release and Transition Agreement with Mr. Gavrielov. See “Potential Payments Upon Termination or Change in Control and Employment Contracts” below.

The proportion of salary to total compensation of the Named Executive Officers is explained above under “Compensation, Discussion and Analysis — Elements of Executive Compensation.”

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2007

					All Other	All Other		Closing
					Stock	Option		Market
					Awards:	Awards:		Price of	Grant Date
					Number of	Number of	Exercise or	Common	Fair Value
		Estimated Future Payouts Under			Shares of	Securities	Base Price	Stock on	of Stock
		Non-Equity Incentive Plan Awards			Stock or	Underlying	of Option	the Grant	and Option
	Grant	Threshold	Target	Maximum	Units	Options	Awards	Date	Awards
Name	Date	($)	($)	($)	(#)	(#)	($/Sh)	($/Sh)	($)

Michael J. Fister	2/2/07				108,025				2,166,982
	2/2/07					384,902	20.06	20.06	2,132,080
	2/2/07					677,187	25.08	20.06	2,169,424
	N/A	—	1,000,000	5,000,000
William Porter	2/7/07				100,000				2,006,000
	2/2/07					150,000	20.06	20.06	830,970
	N/A	—	450,000	2,025,000
Kevin Bushby	2/2/07				90,000				1,805,400
	2/2/07					120,000	20.06	20.06	664,776
	N/A	—	650,000	2,925,000
James S. Miller, Jr.	2/2/07				100,000				2,006,000
	2/2/07					100,000	20.06	20.06	553,980
	N/A	—	400,000	1,800,000
R.L. Smith McKeithen	2/2/07				40,000				802,400
	2/2/07					100,000	20.06	20.06	553,980
	N/A		400,000	1,800,000
Moshe Gavrielov	2/2/07				65,000				1,303,900
	2/2/07					100,000	20.06	20.06	553,980
	N/A	—	400,000	1,800,000

The actual payouts under the non-equity incentive plan awards granted to the Named Executive Officers are made under the Senior Executive Bonus Plan and are determined as described above under “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Cash Incentive Compensation.”

The stock awards granted to the Named Executive Officers were granted under the 1987 Plan and vest over four years, with 1/4th of the shares subject to such stock award vesting on each anniversary after the date of grant, subject to the achievement of certain specified performance goals intended to ensure that the awards qualify as “performance-based compensation” under Section 162(m) of the Code. The stock options granted to the Named Executive Officers were granted under the 1987 Plan and, with the exception of Mr. Fister’s grant of out-of-the-money options, vest over four years, with 1/48th of the shares subject to such option vesting at the end of each month after the date of grant. Prior to January 1, 2007, the exercise price of options granted under the 1987 Plan was equal to or greater than the average of the high and low price of Cadence common stock on the date of grant. As of January 1, 2007, the exercise price of options granted under the 1987 Plan is equal to the closing price of Cadence common stock on the date of grant. Dividends, if any, are payable to the holders of restricted stock issued under Cadence’s plans.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR END

	Option Awards					Stock Awards
	Number of		Number of
	Securities		Securities			Number of
	Underlying		Underlying			Shares of		Market Value of
	Unexercised		Unexercised	Option		Stock that		Shares of Stock
	Options		Options	Exercise	Option	have not		that have not
	(#)		(#)	Price	Expiration	Vested		Vested
Name	Exercisable(1)		Unexercisable	($)	Date	(#)		($)

Michael J. Fister	2,687,500	(2)	312,500	13.06	5/12/14
	687,500		312,500	14.55	3/22/15
	183,333		216,667	16.53	2/08/16
	80,187		304,715	20.06	2/02/14
	677,187		0	25.08	2/02/14
						187,500	(3)	3,193,125
						108,025	(4)	1,839,666
William Porter	30,000	(5)	0	35.06	4/09/08
	40,000	(5)	0	22.59	9/04/08
	25,000	(5)	0	19.88	10/09/08
	100,000	(5)	0	12.59	5/12/09
	200,000	(5)	0	13.06	5/21/09
	100,000	(5)	0	14.28	10/08/09
	100,000	(5)	0	19.57	3/23/11
	150,000		0	20.99	1/18/12
	106,250		43,750	13.61	2/14/15
	68,750		81,250	16.53	2/08/16
	31,250		118,750	20.06	02/02/14
						20,834	(11)	354,803
						75,000	(3)	1,277,250
						100,000	(4)	1,703,000
Kevin Bushby	110,000	(5)	0	22.59	6/05/08
	50,000	(5)	0	19.16	12/17/09
	2,500	(6)	0	12.59	5/12/09
	100,000		0	14.69	5/19/10
	150,000		0	19.57	3/23/11
	200,000		0	20.99	1/18/12
	18,750		0	10.11	1/29/13
	55,000		65,000	16.53	2/08/16
	25,000		95,000	20.06	2/2/14
						45,000	(3)	766,350
						90,000	(4)	1,532,700

	Option Awards					Stock Awards
	Number of		Number of
	Securities		Securities			Number of
	Underlying		Underlying			Shares of		Market Value of
	Unexercised		Unexercised	Option		Stock that		Shares of Stock
	Options		Options	Exercise	Option	have not		that have not
	(#)		(#)	Price	Expiration	Vested		Vested
Name	Exercisable(1)		Unexercisable	($)	Date	(#)		($)

James S. Miller, Jr.	98,125	(2)	46,875	13.10	9/17/14
	102,083		72,917	13.61	2/14/15
	68,750		81,250	16.53	2/08/16
	20,833		79,167	20.06	2/02/14
						12,500	(9)	212,875
						25,000	(10)	425,750
						75,000	(3)	1,277,250
						100,000	(4)	1,703,000
R.L. Smith McKeithen	75,000		0	25.13	1/23/08
	10,000		0	22.59	9/04/08
	75,000		0	19.16	12/17/09
	100,000		0	14.69	5/19/10
	100,000		0	15.49	9/21/11
	80,000		0	10.11	1/29/13
	70,833		29,167	13.61	2/14/15
	20,833		79,167	20.06	2/2/14
	45,833		54,167	16.53	2/8/16
	50,000		0	12.63	7/31/12
						22,500	(3)	383,175
						40,000	(4)	681,200
Moshe Gavrielov
	1,688	(7)	0	16.83	5/29/13
	10,125	(7)	0	6.67	5/27/14
	118,750	(8)	0	13.86	4/15/15
	43,750		0	16.53	2/08/16
	43,750		0	20.06	2/2/14

(1)	Unless otherwise indicated, options granted to the Named Executive Officers were granted on the date 10 years prior to the expiration date (except for the options scheduled to expire on February 2, 2014, which were granted on February 2, 2007) and vest at a rate of 1/48th per month each month after the date of grant.

(2)	Option vests at a rate of 1/4th on the first anniversary of the grant date and 1/48th per month thereafter.

(3)	Restricted stock was granted on February 8, 2006 and vests at a rate of 1/4th on each anniversary of the grant date, subject to the achievement of certain specified performance goals.

(4)	Restricted stock was granted on February 2, 2007 and vests at a rate of 1/4th on each anniversary of the grant date.

(5)	Option vests at a rate of 1/60th per month each month after the date of grant.

(6)	Option vests in full eight years after the date of grant, but vesting may be accelerated upon achievement of certain performance goals.

(7)	Option was assumed by Cadence in connection with its acquisition of Verisity Ltd. in 2005 and vests at a rate of 1/4th on the first anniversary of the grant date and 1/48th per month thereafter.

(8)	Option vests at a rate of 1/4th on the first anniversary of the grant date and 1/48th per month thereafter.

(9)	Restricted stock was granted on September 17, 2004 and vests at a rate of 1/4th on each anniversary of the grant date.

(10)	Restricted stock was granted on October 7, 2005 and vests at a rate of 1/4th on each anniversary of the grant date.

(11)	Restricted stock was granted on December 30, 2004 and vests at a rate of 7/36ths on August 1, 2005 and 1/6th each February 1st and August 1st thereafter, with the final 5/36ths vesting on February 1, 2008.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2007

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)

Michael J. Fister	—	0	262,499	5,674,353
William Porter	70,000	580,570	75,000	1,537,000
Kevin Bushby	200,875	1,543,652	76,112	1,557,146
James S. Miller, Jr.	180,000	1,428,748	50,000	1,058,750
R.L. Smith McKeithen	61,000	431,492	38,056	778,573
Moshe Gavrielov	270,435	1,676,807	86,250	1,622,100

(1)	Equal to the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)	Equal to the number of shares vested multiplied by the closing price of Cadence common stock on the date of vesting.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2007

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance
	Last FY (1)	Last FY	Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)

Michael J. Fister	99,722	—	19,627	—	458,130
William Porter	1,146,298	—	352,857	—	5,189,767
Kevin Bushby	875,628	—	261,962	—	3,593,719
James S. Miller, Jr.	—	—	—	—	0
R.L. Smith McKeithen	30,776		52,810		1,008,933
Moshe Gavrielov	—	—	—	—	0

(1)	All executive contributions are reported as either salary or non-equity incentive plan compensation in the Summary Compensation Table above.

Executive officers may elect to defer up to 80% of their base salary and up to 100% of the non-equity incentive plan compensation payable to them under Cadence’s 1994 Deferred Compensation Plan. These deferred compensation payments are held in accounts with values indexed to the performance of selected mutual funds or money market accounts. Executive officers may elect to receive distributions from their account upon termination of employment with Cadence, the passage of a specified number of years or the attainment of a specified age, whichever event occurs first. In addition, executive officers may elect a lump-sum payment or monthly installments over a five or ten year period.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AND
EMPLOYMENT CONTRACTS

The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a termination of employment or change in control and termination of employment had occurred on December 29, 2007 (based upon the closing price of Cadence’s common stock on December 28, 2007 of $17.03 per share), given the Named Executive Officers’ compensation and service levels as of such date. In addition to the benefits described below, upon any termination of employment, each of the Named Executive Officers would also be entitled to the amount shown in the column labeled “Aggregate Balance at Last FYE” of the table of Nonqualified Deferred Compensation for Fiscal Year 2007 above.

As of December 29, 2007, Cadence had entered into employment agreements with each of Messrs. Fister, Porter, Bushby, Miller and McKeithen, and had entered into an executive release and transition agreement with Mr. Gavrielov. The employment agreements with Messrs. Fister, Porter, Bushby, Miller, and McKeithen as in effect on December 29, 2007 generally provide for the payment of benefits if the executive’s employment with Cadence is terminated either by Cadence without “cause” (as defined below) or by the executive in connection with a “constructive termination” (as defined below). These employment agreements do not provide for any additional payments or benefits upon a termination of employment by Cadence for cause, upon the executive’s resignation other than in connection with a “constructive termination” or for “good reason”, as applicable, or upon the executive’s death or permanent disability. Each of the employment agreements also provides for enhanced benefits upon a termination either by Cadence without “cause” or by the executive in connection with a “constructive termination” that occurs during the period commencing three months before a “change in control” of Cadence and ending thirteen months following a “change in control.” Following the end of the fiscal year, Cadence entered into a new employment agreement with Mr. McKeithen. The new employment agreement provides for enhanced severance benefits under certain circumstances as compared to the agreement in effect as of December 29, 2007 (described in more detail below).

For purposes of the employment agreements with Messrs. Fister, Porter, Bushby, Miller and McKeithen, “cause,” “constructive termination” and “change in control” are defined as follows.

“Cause” generally means an executive’s:

•	gross misconduct or fraud in the performance of his duties under the employment agreement;

•	conviction or guilty plea or plea of nolo contendere with respect to any felony or, with respect to Messrs. Porter, Bushby, Miller and McKeithen, act of moral turpitude;

•	engaging in any material act of theft or material misappropriation of company property in connection with his employment;

•	material breach of the employment agreement, after written notice is delivered to the executive of such breach and failure to cure such breach, if curable, within thirty (30) days following delivery of such notice;

•	material breach of Cadence’s Employee Proprietary Information and Inventions Agreement (as defined in the employment agreement);

•	for Messrs. Porter, Bushby, Miller and McKeithen, material failure/refusal to perform the assigned duties, and, where such failure/refusal is curable, if such failure/refusal is not cured within thirty (30) days following delivery of written notice thereof; or

•	material breach of Cadence’s Code of Business Conduct, as such code may be revised from time to time.

“Constructive termination” generally means the occurrence of any one of the following events:

•	a material adverse change, without the executive’s written consent, in executive’s authority, duties or title or, with respect to Mr. Fister, reporting relationship to the Board, causing executive’s position to be of materially less stature or responsibility, after written notice is delivered to the Company of such change and the Company’s failure to cure such change, if curable, within thirty (30) days following delivery of such notice; provided, however, that for Messrs. Fister and Porter such a material adverse change shall in all events be deemed to occur if the executive no longer serves in his respective position of a publicly traded company, unless an executive consents in writing to such change;

•	for Messrs. Porter, Bushby, Miller and McKeithen, any change, without executive’s written consent, to executive’s reporting structure causing executive to no longer report to the CEO of the Company, after written notice is delivered to the Company of such change and the Company’s failure to cure such change, if curable, within thirty (30) days following delivery of such notice;

•	a reduction, without executive’s written consent, in executive’s base salary in effect by more than ten percent (10%) or a reduction by more than ten percent (10%) in executive’s stated target bonus in effect under a bonus plan;

•	a relocation of executive’s principal place of employment by more than thirty (30) miles, unless executive consents in writing to such relocation;

•	any material breach by the Company of any provision of the employment agreement, after written notice is delivered to the Company of such breach and the Company’s failure to cure such breach, if curable, within thirty (30) days following delivery of such notice;

•	any failure by the Company to obtain the written assumption of the employment agreement by any successor to the Company; or

•	for Messrs. Porter and Miller, in the event the executive, prior to a change in control (as that term is defined in the employment agreement), is identified as an executive officer of the Company for purposes of the rules promulgated under Section 16 of the Exchange Act and following a change in control in which the Company or any successor remains a publicly traded entity, an executive is not identified as an executive officer for purposes of Section 16 of the Exchange Act at any time within one (1) year after the change in control.

“Change in control” generally means the occurrence of any one of the following events:

•	any person acquires more than 50% of the total voting power represented by Cadence’s then outstanding voting securities;

•	if a majority of the members of the Board of Directors are replaced in any two-year period other than in specific circumstances;

•	the consummation of a merger or consolidation of Cadence with any other corporation, other than a merger or consolidation in which the holders of Cadence’s outstanding voting securities immediately prior to such merger or consolidation receive securities possessing at least 50% of the total voting power represented by the outstanding voting securities of the surviving entity (or parent thereof) immediately after such merger or consolidation; or

•	the consummation of the sale or disposition by Cadence of all or substantially all of Cadence’s assets.

Under the employment agreements with Messrs. Fister, Porter, Bushby, Miller, and McKeithen as in effect on December 29, 2007, if the executive’s employment is terminated by Cadence without “cause” or if the executive terminates his employment in connection with a “constructive termination”, the executive will be entitled to the benefits provided for in an Executive Transition and Release Agreement in exchange for his execution and delivery of that agreement. These transition agreements provide for the following payments and benefits:

•	continued employment by Cadence for up to one year after his termination as a non-executive employee at a monthly salary of $2,000 (for Mr. Miller this salary is $4,000 per month, payable for up to six months commencing six months following the date of his termination);

•	provided the executive elects COBRA coverage, continued coverage for up to one year under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense;

•	for Messrs. Fister, Porter, Bushby, and McKeithen, continued vesting of outstanding and unvested stock option and restricted stock awards for up to one year after termination (twenty-four months for Mr. Fister);

•	for Mr. Miller, accelerated vesting, as of the date of his termination, of his outstanding and unvested stock options and restricted stock awards that would have vested over the succeeding 12-month period;

•	a lump-sum payment equal to one year’s base salary (180% of one year’s base salary for Mr. Fister) at the highest rate in effect during the executive’s employment, payable within 10 days following the date the transition agreement becomes effective (for Mr. Miller such amount is payable six months after the date of his termination);

•	for Messrs. Porter, Bushby, Miller and McKeithen, a lump-sum payment equal to one year’s annual target bonus at the highest rate in effect during the executive’s employment, payable upon termination of the transition agreement; and

•	for Mr. Fister, payment of an amount equal to 180% of his annual target bonus at the highest target rate in effect during his employment, payable in twelve monthly pro rata installments following his termination.

In addition, the employment agreements with Messrs. Fister, Porter, Bushby, Miller, and McKeithen as in effect on December 29, 2007 provide that if, within 90 days before or 13 months after a “change in control,” an executive’s employment is terminated without “cause” or the executive terminates his employment in connection with a “constructive termination” (any such termination, a “Change of Control Termination”), then, in exchange for the executive’s execution and delivery of the transition agreement, all of the executive’s unvested stock options and outstanding restricted stock awards will immediately vest in full. All other provisions of the transition agreement described in the paragraph above remain unchanged, except that for Mr. Fister, the lump-sum payment payable in connection with the execution of the transition agreement will equal 200% (rather than 180%) of base salary and his twelve monthly payments will equal pro rata installments of 200% (rather than 180%) of his annual target bonus at the highest target rate in effect during his employment.

The receipt of benefits following termination under each of the employment agreements as in effect on December 29, 2007 is contingent upon the affected executive executing and not revoking a general release in favor of Cadence. In addition, the post-termination benefits provided for under these employment agreements are contingent upon the affected executive complying with the terms of an Executive Transition and Release Agreement. These transition agreements provides that the affected executive will continue to provide services to Cadence for a one-year transition period. During this one-year transition period, the executive is entitled to receive the termination payments described above, is prohibited from competing with Cadence, soliciting employees of Cadence or interfering with Cadence’s relationship with its current or prospective clients, customers, joint-venture partners or financial backers, and must provide Cadence with continued cooperation in matters related to his employment. Any violation of the provisions of the transition agreement would result in the cessation of Cadence’s obligation to provide the then unpaid portion of the affected executive’s termination benefits.

As described above, following the end of the fiscal year, Mr. McKeithen entered into a new employment agreement with Cadence, which new agreement provides for enhanced severance benefits under certain circumstances as compared to the agreement in effect as of December 29, 2007. Under the new employment agreement, if Mr. McKeithen’s employment is terminated on account of his death or permanent disability or by Cadence without “cause” or if he terminates his employment in connection with a “constructive termination”, contingent upon Mr. McKeithen complying with the covenants and agreements in his new employment agreement regarding releases, cooperation with Cadence after the expiration of the term of the agreement, confidential information, and non-disparagement, he will be entitled to the following payments and benefits:

•	only if the termination is not a Change of Control Termination, a lump-sum payment equal to the greater of the base salary and target bonus Mr. McKeithen could have earned had he remained employed through the initial term of his agreement (which initial term expires on March 31, 2010) or $800,000;

•	only if the termination is not a Change of Control Termination, immediate and full vesting of outstanding and unvested stock option and restricted stock awards that would have vested if Mr. McKeithen continued to serve Cadence for the greater of the remainder of the initial term of his agreement or one year following termination;

•	only in a Change of Control Termination, a lump-sum payment equal to the greater of the base salary Mr. McKeithen could have earned had he remained employed through the initial term of his agreement or $800,000;

•	only in a Change of Control Termination, a lump-sum payment equal to the greater of the target bonus Mr. McKeithen could have earned had he remained employed through the initial term of his agreement or $800,000;

•	only in a Change of Control Termination, for a period of six (6) months, a monthly salary of $4,000;

•	only in a Change of Control Termination, all of his unvested stock options and outstanding restricted stock awards will immediately vest in full; and

•	provided Mr. McKeithen elects COBRA coverage, continued coverage under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense for the entire period that he is eligible to receive such benefits under COBRA (with such period not to exceed 18 months following death or disability).

Under the new employment agreement, if Mr. McKeithen resigns, except as a result of a permanent disability or death or “constructive termination”, he will be entitled to the following payments and benefits:

•	a lump-sum payment equal to the base salary and target bonus Mr. McKeithen could have earned had he remained employed through the initial term of his agreement, or if the term has been extended, for the remainder of the then applicable extension;

•	immediate and full vesting of outstanding and unvested stock option and restricted stock awards granted to Mr. McKeithen prior to February 2008 that would have vested if Mr. McKeithen continued to serve Cadence for the lesser of the remainder of the initial term of his agreement or one year following termination; and

•	provided Mr. McKeithen elects COBRA coverage, continued coverage under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense for the greater of the remainder of the initial term of his agreement or one year following termination.

The tables below set forth the estimated value of the potential payments to each Named Executive Officer, assuming the executive’s employment had terminated on December 29, 2007 under the employment and other agreements in effect at that time, and, for purposes of the second table below, that a change in control of Cadence had also occurred on that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments. Please note that the potential payments that could become payable to Mr. McKeithen pursuant to his new employment agreement are not reflected in the tables below.

Potential Payments and Benefits Upon a Termination of Employment by Cadence
Without Cause or by Executive in Connection with a Constructive Termination Not in Connection with a Change in Control

						Vesting of
	Transition	Termination	Termination	Company-	Vesting of	Restricted
	Period	Payment	Payment	Paid	Stock	Stock	Pre-Tax
	Salary	(Salary)	Bonus	COBRA	Options	Awards	Total
Name	($)	($)	($)	($)	($)(1)	($)(2)	($)

Michael J. Fister	24,000	1,800,000	1,800,000	13,775	2,118,188	3,048,574	8,804,537
William Porter	24,000	450,000	450,000	18,405	147,375	1,206,303	2,296,083
Kevin Bushby(3)	24,000	500,000	650,000	5,234	15,150	638,625	1,833,009
James S. Miller, Jr.	24,000	400,000	400,000	18,405	417,220	1,277,250	2,536,875
R.L. Smith McKeithen	24,000	400,000	400,000	6,806	98,250	298,025	1,227,081

(1)	These amounts are calculated assuming that the market price per share of Cadence’s common stock on the date of termination of employment was equal to the closing price of Cadence’s common stock on December 28,

2007 of $17.03 per share and are based upon the difference between such closing price and the exercise price of the options held by the Named Executive Officer.

(2)	These amounts are calculated assuming that the market price per share of Cadence’s common stock on the date of termination of employment was equal to the closing price of Cadence’s common stock on December 28, 2007 of $17.03 per share.

(3)	If Mr. Bushby relocates from the San Jose area to the United Kingdom within 12 months after termination, Cadence will reimburse Mr. Bushby for the reasonable and necessary relocation expenses incurred.

Potential Payments and Benefits Upon a Termination of Employment by Cadence
Without Cause or by Executive in Connection with a Constructive Termination for
Good Reason Within 3 Months Prior to or 13 Months Following a Change in Control

						Vesting of
	Transition	Termination	Termination	Company-	Vesting of	Restricted
	Period	Payment	Payment	Paid	Stock	Stock	Pre-Tax
	Salary	(Salary)	Bonus	COBRA	Options	Awards	Total
Name	($)	($)	($)	($)	($)(1)	($)(2)	($)(4)

Michael J. Fister	24,000	2,000,000	2,000,000	13,775	2,126,604	5,032,791	11,197,170
William Porter	24,000	450,000	450,000	18,405	190,875	3,335,053	4,468,333
Kevin Bushby(3)	24,000	500,000	650,000	5,234	32,825	2,299,050	3,511,109
James S. Miller, Jr.	24,000	400,000	400,000	18,405	474,991	3,618,875	4,936,271
R.L. Smith McKeithen	24,000	400,000	400,000	6,806	162,501	1,064,375	2,022,432

(1)	These amounts are calculated assuming that the market price per share of Cadence’s common stock on the date of termination of employment was equal to the closing price of Cadence’s common stock on December 28, 2007 of $17.03 per share and are based upon the difference between such closing price and the exercise price of the options held by the Named Executive Officer.

(2)	These amounts are calculated assuming that the market price per share of Cadence’s common stock on the date of termination of employment was equal to the closing price of Cadence’s common stock on December 28, 2007 of $17.03 per share.

(3)	If Mr. Bushby relocates from the San Jose area to the United Kingdom within 12 months after termination, Cadence will reimburse Mr. Bushby for the reasonable and necessary relocation expenses incurred.

(4)	Assuming a base amount under Section 280G of the Code based on taxable wages for the years 2002 through 2006 and annualized for the year in which the executive commenced employment with Cadence (if after 2001), none of the payments to the Named Executive Officers set forth in this table would be subject to the excise tax under Section 4999 of the Code.

Potential Payments and Benefits Upon a Termination of Employment by Reason of Death

Separate and apart from the employment agreements and offer letter described above, the award agreements governing the shares of restricted Cadence common stock granted to each of the Named Executive Officers generally provide that if the Named Executive Officer to whom the restricted stock has been granted dies while employed by Cadence, that portion of the restricted stock award that would have vested on the next following vesting date will be deemed to have vested immediately prior to the affected executive’s death. The tables below set forth the estimated value of the potential payments to each Named Executive Officer, assuming the executive’s employment had terminated on December 29, 2007 by reason of the executive’s death. Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

Vesting of Restricted
Stock Awards
Upon Executive’s
Name	Death ($)(1)

Michael J. Fister	1,524,291
William Porter	1,206,303
Kevin Bushby	638,625
James S. Miller, Jr.	1,277,250
R.L. Smith McKeithen	298,025

(1)	These amounts are calculated assuming that the market price per share of Cadence’s common stock on the date of termination of employment was equal to the closing price of Cadence’s common stock on December 28, 2007 of $17.03 per share.

EXECUTIVE RELEASE AND TRANSITION AGREEMENT WITH MOSHE GAVRIELOV

On September 18, 2007, Cadence entered into an Executive Release and Transition Agreement with Moshe Gavrielov as contemplated by his employment agreement, dated as of January 12, 2005. The Transition Agreement provides that Mr. Gavrielov’s employment as Executive Vice President and General Manager of the Verification Division at Cadence terminated as of November 30, 2007, and that Cadence will retain Mr. Gavrielov as a consultant for Cadence at a monthly salary of $4,000 (commencing on the first payroll date after May 30, 2008) until the “Termination Date”, which is the earliest to occur of (i) the date on which Mr. Gavrielov resigns from all employment with Cadence; (ii) the date on which Cadence terminates Mr. Gavrielov’s employment due to Mr. Gavrielov’s breach of his duties or obligations under the Transition Agreement; and (iii) November 30, 2008. Until the Termination Date, Mr. Gavrielov is required to comply with non-solicitation and non-competition provisions in favor of Cadence.

In exchange for a release of claims, the Transition Agreement provides for the immediate vesting on November 30, 2007 of all of Mr. Gavrielov’s unvested options and restricted stock awards that would ordinarily have vested in the period from November 30, 2007 through November 30, 2008, and the forfeiture of all of Mr. Gavrielov’s other unvested options and restricted stock awards; and, following the Termination Date, all vested options may be exercised in accordance with the applicable stock option agreement. In addition, if Mr. Gavrielov elects to continue coverage under Cadence’s medical, dental and vision insurance plans pursuant to COBRA, Cadence will pay Mr. Gavrielov’s COBRA premiums until the Termination Date. Provided that Mr. Gavrielov does not resign from employment with Cadence and Cadence does not terminate Mr. Gavrielov’s employment due to Mr. Gavrielov’s breach of his duties or obligations under the Transition Agreement, on or about May 30, 2008, Mr. Gavrielov will receive a lump-sum payment of $400,000, less applicable tax deductions and withholdings, and a prorated bonus for the second half of 2007.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Cadence’s equity compensation plans, including its equity incentive plans and employee stock purchase plans, as of December 29, 2007.

			Number of Securities
			Remaining Available
	Number of Securities	Weighted-Average	for Future Issuance
	to be Issued Upon	Exercise Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding Options,	Options, Warrants	(Excluding Securities
Plan Category	Warrants and Rights	and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,459,112(1)	$18.34	13,309,964(2)
Equity compensation plans not approved by security holders	30,438,193(3)	$16.37	6,960,414
Total	37,897,305	$16.76	20,270,378

(1)	This amount excludes purchase rights accruing under Cadence’s Employee Plan for which remaining available rights are included in column (c). Under the Employee Plan, each eligible employee may purchase shares of Cadence common stock at six-month intervals at a purchase price per share equal to 85% of the lower of the fair market value of Cadence common stock on (i) the first day of an offering period (currently six months in duration), or (ii) the last day of the offering period.

(2)	This amount includes 4,633,751 shares available for issuance at the end of fiscal 2007 under the Employee Plan.

(3)	This amount excludes 3,276,978 shares subject to options assumed in connection with acquisitions at a weighted average exercise price of $10.53. No additional options may be granted under the assumed plans.

Cadence’s 1993 Nonstatutory Stock Incentive Plan, 1997 Nonstatutory Stock Incentive Plan and 2000 Nonstatutory Equity Incentive Plan, which are referred to below as the 1993 Plan, the 1997 Plan and the 2000 Plan, respectively, and are collectively referred to below as the Plans, provide for the issuance of nonstatutory stock options, restricted stock, restricted stock units, stock bonuses and rights to acquire restricted stock to Cadence employees and consultants who are not executive officers, directors or beneficial owners of 10% or more of Cadence common stock. As of December 29, 2007:

•	Under the 1993 Plan there were no shares subject to unvested restricted stock grants, options to purchase 848,859 shares outstanding with a weighted average exercise price of $17.94, and 7,073 shares remaining available for grant of the 24,750,000 shares reserved for issuance;

•	Under the 1997 Plan there were 3,098,812 shares subject to unvested restricted stock grants, options to purchase 6,679,888 shares outstanding with a weighted average exercise price of $14.58, and 391,536 shares remaining available for grant of the 30,000,000 shares reserved for issuance; and

•	Under the 2000 Plan there were 1,464,530 shares subject to unvested restricted stock grants, options to purchase 22,909,446 shares outstanding with a weighted average exercise price of $16.84, and 6,561,805 shares remaining available for grant of the 50,000,000 shares reserved for issuance.

The exercise price of options granted under the Plans may not be less than the fair market value of a share of Cadence common stock on the grant date. Prior to January 1, 2007, the fair market value was the average of the high and low price of Cadence common stock on the grant date. On or after January 1, 2007, the fair market value is the closing price of Cadence common stock on the grant date. Options granted to new employees under the Plans generally become exercisable over a four-year period, with one-fourth of the shares vesting one year from the vesting commencement date, and the remaining shares vesting in 36 equal monthly installments thereafter. Options granted to current employees under the Plans generally become exercisable over a four-year period, vesting in 48 equal monthly installments. Options granted under the Plans prior to October 1, 2006 generally expire ten years from the grant date and options granted under the Plans on or after October 1, 2006 expire seven years from the grant date. Awards of restricted stock granted under the Plans vest at the times and in installments determined by the Board. The vesting of options and restricted stock may be subject to continued employment, the passage of time and/or performance criteria deemed appropriate by the Board. Stock bonus awards and restricted stock awards granted under the Plans are subject to the terms and conditions determined by the Board.

CERTAIN TRANSACTIONS

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

In February 2007, the Board of Directors adopted written Related Party Transaction Policies and Procedures which require that all “interested transactions” with “related parties” (each as defined below) be subject to approval or ratification in accordance with the procedures set forth therein.

An “interested transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which:

•	The aggregate amount involved will or may be expected to exceed $100,000 in any calendar year;

•	Cadence is a participant; and

•	Any “related party” has or will have a direct or indirect interest (other than solely as a result of being a director or less than 10% beneficial owner of another entity).

A “related party” covered by the policy is any:

•	Person who was or is (since the beginning of the last fiscal year for which Cadence has filed an Annual Report on Form 10-K or proxy statement) an executive officer, director or nominee for election as a director;

•	Greater than 5% beneficial owner of Cadence’s common stock; or

•	Immediate family member of the foregoing, which includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters- in law and anyone residing in such person’s home (other than tenants or employees).

The Corporate Governance and Nominating Committee of the Board reviews the material facts of all interested transactions and either approves or disapproves of the entry into the transaction. If advanced approval of an interested transaction is not feasible, the transaction is reviewed and, if the Committee determines it to be appropriate, ratified at the Committee’s next scheduled meeting. In determining whether to approve or ratify an interested transaction, the Committee takes into account, among other appropriate factors, the extent of the related party’s interest in the transaction and whether the interested transaction is on terms no less favorable than terms generally available to unaffiliated third parties under similar circumstances. Directors may not participate in any discussion or approval of an interested transaction for which they are a related party.

The Corporate Governance and Nominating Committee has pre-approved or ratified the following categories of interested transactions:

•	Any employment by Cadence of an executive officer of Cadence if:

•	The related compensation is required to be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements; or

•	The executive officer is not an immediate family of another executive officer or director of Cadence, the related compensation would be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements if the executive officer was a named executive officer and the Compensation Committee approved (or recommended that the Board approve) such compensation.

•	Any compensation paid to a director if the compensation is required to be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements.

•	Any transaction with another company in which the related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues.

•	Any charitable contribution by Cadence to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, if the amount involved does not exceed the lesser of $100,000 or 2% of the charitable organization’s total annual receipts.

•	Any transaction where the related person’s interest arises solely from the ownership of Cadence common stock and all holders of Cadence common stock received the same benefit on a pro rata basis.

•	Any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under an indenture or similar services.

In addition, the Board has delegated to the Chairman of the Corporate Governance and Nominating Committee the authority to pre-approve or ratify any interested transaction with a related party in which the aggregate amount is expected to be less than $1,000,000.

TRANSACTIONS WITH RELATED PERSONS

On March 11, 2007, 849 College Avenue, Inc., a subsidiary of Cadence, entered into an amended and restated residential housing lease with Mr. Bushby. The amended and restated lease is effective as of February 21, 2007 and replaces the residential lease previously entered into by the parties in March 2003. The lease provides for an initial term commencing on January 1, 2007 and ending on February 29, 2008, with aggregate annual rental payments of $90,000, comprised of monthly rental payments of $7,500. Mr. Bushby has exercised his right to extend the lease for one year, such that the lease is now scheduled to expire on February 28, 2009. The lease may be terminated by either party upon 180 days prior written notice. However, the Cadence subsidiary may not terminate the lease, except upon Mr. Bushby’s default thereunder, as long as Mr. Bushby is a full-time Executive Vice President in good standing at Cadence. In addition, if the lease expires during Mr. Bushby’s employment, the lease provides that the Cadence subsidiary must negotiate in good faith an extension of the lease. If Mr. Bushby is terminated other than for “cause” (as described above under “Employment Agreement with Kevin Bushby”) or if Mr. Bushby resigns from Cadence in connection with a “constructive termination” (as described above under “Employment Agreement with Kevin Bushby”), the Cadence subsidiary may not terminate the lease (except upon Mr. Bushby’s default under the lease) with effect earlier than 12 months following the date Mr. Bushby’s employment terminates. Mr. Bushby also has an option to purchase the property at any time during the term of the lease, as extended, for a price equal to the greater of the property’s fair market value or the purchase price originally paid for the property by the Cadence subsidiary.

INDEMNIFICATION AGREEMENTS

Cadence’s Bylaws provide that Cadence will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Cadence’s Bylaws also authorize the Board to cause Cadence to enter into indemnification contracts with its directors, officers and employees and to purchase insurance on behalf of any person it is permitted to indemnify. Pursuant to these Bylaw provisions, Cadence has entered into indemnity agreements with each of its directors and executive officers, and has also purchased insurance on behalf of the directors and executive officers.

Each indemnity agreement provides, among other things, that Cadence will indemnify each signatory to the extent provided in the agreement, for expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that the individual becomes legally obligated to pay because of any claim or claims made against or by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative, to which the individual is or may be made a party by reason of his or her position as a director, officer, employee or other agent of Cadence, and otherwise as may be provided to the individual by Cadence under the non-exclusivity provisions of the Delaware General Corporation Law and Cadence’s Bylaws.

OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the directors and executive officers of Cadence, and persons who own more than ten percent of a registered class of Cadence’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Cadence with copies of all Section 16(a) forms they file.

To Cadence’s knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers and directors and greater than ten percent beneficial owners were complied with on a timely basis, except that the Form 4 “Statement of Changes in Beneficial Ownership” for Mr. Gavrielov filed on May 18, 2007 was late (transaction occurred on May 15, 2007).

STOCKHOLDER PROPOSALS AND NOMINATIONS

From time to time, Cadence stockholders submit proposals that they believe should be voted upon at the annual meeting or nominate persons for election to the Board of Directors. Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in Cadence’s proxy statement and form of proxy in connection with the 2009 Annual Meeting of Stockholders. Stockholder proposals must be submitted in writing to the Corporate Secretary of Cadence no later than November 25, 2008 to be included in the proxy statement and form of proxy relating to Cadence’s 2008 Annual Meeting of Stockholders. The submission of a stockholder proposal does not guarantee that it will be included in Cadence’s proxy statement and form of proxy.

Alternatively, under Cadence’s Bylaws, any director nominations or proposals which the stockholder does not seek to include in Cadence’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to Cadence’s Corporate Secretary no later than February 6, 2009, nor earlier than January 7, 2009, and must otherwise satisfy the requirements of Cadence’s Bylaws. If the date of the 2009 Annual Meeting of Stockholders changes by more than 30 days from the anniversary date of the 2008 Annual Meeting, stockholder proposals or nominations must be submitted in writing to Cadence’s Corporate Secretary no later than ten days following the first public announcement of the date of the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, Cadence may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination submitted by a stockholder.

A stockholder’s notice must include: (A) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the candidate that is required to be disclosed in proxy solicitations for a contested election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, accompanied by the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on Cadence’s books, and of such beneficial owner, and (ii) the class and number of shares of Cadence common stock owned beneficially and of record by such stockholder and such beneficial owner; and (D) any other information required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act as a proponent to a stockholder proposal.

Only candidates nominated in accordance with the procedures set forth above are eligible to serve as directors. Except as otherwise provided by law, the Chairman of the meeting determines whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in Cadence’s Bylaws and, if any proposed nomination or business is not in compliance with the

Bylaws, whether to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting of stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

R.L. Smith McKeithen
Secretary

March 25, 2008

A COPY OF CADENCE’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 29, 2007 CAN BE FOUND ON THE INTERNET AT HTTP://WWW.CADENCE.COM/COMPANY/INVESTOR_RELATIONS/INDEX.ASPX OR, IF A SHAREHOLDER REQUESTED A PAPER COPY, IS BEING DELIVERED WITH THIS PROXY STATEMENT, BUT IS ALSO AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, CADENCE DESIGN SYSTEMS, INC., 2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134.

APPENDIX A

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

1. Purpose.

(a) The Plan initially was established effective as of January 30, 1990 (the “Initial Plan”) and has been amended subsequently from time to time. The Initial Plan hereby is amended and restated in its entirety as the Amended and Restated Employee Stock Purchase Plan effective as of the date of its adoption. The terms of the Initial Plan shall remain in effect and apply to all Rights granted pursuant to the Initial Plan.

(b) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Affiliates may be given an opportunity to purchase Shares of the Company.

(c) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(d) The Company intends that the Rights to purchase Shares granted under the Plan be considered options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

2. Definitions.

(a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the United States Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of the Board appointed by the Board in accordance with subsection 3(c) of the Plan.

(e) “Company” means Cadence Design Systems, Inc., a Delaware corporation.

(f) “Director” means a member of the Board.

(g) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering Memorandum for eligibility to participate in the Offering.

(h) “Employee” means any person, including Officers and Directors, employed by the Company or an Affiliate of the Company. Neither service as a Director nor payment of a director’s fee shall be sufficient to constitute “employment” by the Company or the Affiliate.

(i) “Employee Stock Purchase Plan” means a plan that grants rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(j) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on the New York Stock Exchange or any other established stock exchange or traded on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, the Fair Market Value of the security shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or, in the event that the security is traded on more than one such exchange or market, the exchange or market with the greatest volume of trading in the relevant security of the Company) on the trading day occurring on or closest to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable, and on the date as determined more precisely in the Offering Memorandum.

(l) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(m) “Offering” means the grant of Rights to purchase Shares under the Plan to Eligible Employees.

(n) “Offering Date” means a date selected by the Board for an Offering to commence.

(o) “Offering Memorandum” means a memorandum describing the terms of the then current or otherwise relevant Offering.

(p) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(q) “Participant” means an Eligible Employee who holds an outstanding Right granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Right granted under the Plan.

(r) “Plan” means this Amended and Restated Employee Stock Purchase Plan.

(s) “Purchase Date” means one or more dates established by the Board during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

(t) “Right” means an option to purchase Shares granted pursuant to the Plan.

(u) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

(v) “Securities Act” means the United States Securities Act of 1933, as amended.

(w) “Share” means a share of the common stock of the Company.

3. Administration.

(a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Rights to purchase Shares shall be granted and the provisions of each Offering of such Rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in Section 14.

(v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c) The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members, all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4. Shares Subject to the Plan.

(a) Subject to the provisions of Section 13 relating to adjustments upon changes in securities, the Shares that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate Fifty-Four Million (54,000,000) Shares. If any Right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Right shall again become available for the Plan.

(b) The Shares subject to the Plan may be unissued Shares or Shares that have been bought on the open market at prevailing market prices or otherwise.

5. Grant of Rights; Offering.

(a) The Board may from time to time grant or provide for the grant of Rights to purchase Shares of the Company under the Plan to Eligible Employees in an Offering on one or more Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Rights to purchase Shares under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering Memorandum or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

(b) If a Participant has more than one Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant will be deemed to apply to all of his or her Rights under the Plan, and (ii) an earlier-granted Right (or a Right with a lower exercise price, if two Rights have identical grant dates) will be exercised to the fullest possible extent before a later-granted Right (or a Right with a higher exercise price if two Rights have identical grant dates) will be exercised.

6. Eligibility.

(a) Rights may be granted only to Employees of the Company or, as the Board may designate as provided in subsection 3(b), to Employees of an Affiliate. Except as provided in subsection 6(b), an Employee shall not be eligible to be granted Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Affiliate, as the case may be, for such continuous period preceding such grant as the Board may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Right under that Offering, which Right shall thereafter be deemed to be a part of that Offering. Such Right shall have the same characteristics as any Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Right is granted shall be the “Offering Date” of such Right for all purposes, including determination of the exercise price of such Right;

(ii) the period of the Offering with respect to such Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Right under that Offering.

(c) No Employee shall be eligible for the grant of any Rights under the Plan if, immediately after any such Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subsection 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.

(d) An Eligible Employee may be granted Rights under the Plan only if such Rights, together with any other Rights granted under all Employee Stock Purchase Plans of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee’s rights to purchase Shares of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of the fair market value of such Shares (determined at the time such Rights are granted) for each calendar year in which such Rights are outstanding at any time.

(e) The Board may provide in an Offering that Employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7. Rights; Purchase Price.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted the Right to purchase up to the number of Shares purchasable either:

(i) with a percentage designated by the Board not exceeding fifteen percent (15%) of such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering; or

(ii) with a maximum dollar amount designated by the Board that, as the Board determines for a particular Offering, (1) shall be withheld, in whole or in part, from such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering and/or (2) shall be contributed, in whole or in part, by such Employee during such period.

(b) The Board shall establish one or more Purchase Dates during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum amount of Shares that may be purchased by any Participant as well as a maximum aggregate amount of Shares that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate amount of Shares which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of Shares upon exercise of Rights granted under the Offering would exceed any such maximum aggregate amount, the Board shall make a pro rata allocation of the Shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(d) The purchase price of Shares acquired pursuant to Rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.

8. Participation; Withdrawal; Termination.

(a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering Memorandum, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Employee’s Earnings during the Offering (as defined in each Offering). The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and either may be deposited with the general funds of the Company or may be deposited in a separate account in the name of, and for the benefit of, such Participant with a financial institution designated by the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

(b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the Participant) under the Offering, without interest unless otherwise specified in the Offering, and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal from an Offering will have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan but such Participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee’s employment with the Company and its designated Affiliates for any reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the terminated Employee) under the Offering, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

(d) Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 15 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such Rights are granted.

9. Exercise.

(a) On each Purchase Date specified therefor in the relevant Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of Shares up to the maximum amount of Shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional Shares shall be issued upon the exercise of Rights granted under the Plan unless specifically provided for in the Offering and permitted by law.

(b) Unless otherwise specifically provided in the Offering, the amount, if any, of accumulated payroll deductions remaining in any Participant’s account after the purchase of Shares that is equal to the amount required to purchase one or more whole Shares on the final Purchase Date of the Offering shall be distributed in full to the Participant at the end of the Offering, without interest. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

(c) The amount, if any, of accumulated payroll deductions remaining in any Participant’s account after the purchase of Shares that is less than the amount required to purchase one whole Share on the final Purchase Date of the Offering shall be carried forward, without interest, into the next Offering.

(d) No Rights granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan (including Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

10. Covenants of the Company.

(a) During the terms of the Rights granted under the Plan, the Company shall ensure that the amount of Shares required to satisfy such Rights are available.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares upon exercise of the Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Rights unless and until such authority is obtained.

11. Use of Proceeds from Shares.

Proceeds from the sale of Shares pursuant to Rights granted under the Plan shall constitute general funds of the Company.

12. Rights as a Stockholder and Employee.

(a) A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to Rights granted under the Plan unless and until the Participant’s Shares acquired upon exercise of Rights under the Plan are recorded in the books of the Company.

(b) Neither the Plan nor the grant of any Right thereunder shall confer any right on any Employee to remain in the employ of the Company or any Affiliate or restrict the right of the Company or any Affiliate to terminate such Employee’s employment.

13. Adjustments Upon Changes in Securities.

(a) Subject to any required action by the stockholders of the Company, the number of Shares covered by each Right under the Plan that has not yet been exercised and the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under a Right (collectively, the “Reserves”), as well as the price per Share covered by each Right under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split or the payment of stock dividend (but only on the Common Stock) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a Right.

(b) In the event of the proposed dissolution or liquidation of the Company, any and all Offerings shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the Rights under the Plan shall terminate as of a date fixed by the Board and give each Participant the right to exercise his or her Right. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation or a parent or subsidiary of such successor corporation when the Company is not the surviving corporation, any and all Offerings shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, and in lieu of assumption or substitution of the Rights, provide that each Participant shall have the right to exercise his or her Right. If the Board makes a Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Participant that the Right shall be fully exercisable for a period of twenty (20) days from the date of such notice (or such other period of time as the Board shall determine), and the Right shall terminate upon the expiration of such period.

(c) The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding Right, in the event that the Company effects one or more reorganizations, recapitalizations, rights offering, or other increases or reductions of outstanding Shares, and in the event of the Company being consolidated with or merged into any other corporation.

14. Amendment of the Plan.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in securities and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Affiliate, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, Rule 16b-3 under the Exchange Act or any Nasdaq or other securities exchange listing requirements. Currently under the Code, stockholder approval within twelve (12) months before or after the adoption of the amendment is required where the amendment will:

(i) Increase the amount of Shares reserved for Rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code; or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code.

(b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Rights granted under it into compliance therewith.

(c) Rights and obligations under any Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan without the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

15. Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

(b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Termination or Suspension of the Plan.

(a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the Shares subject to the Plan’s reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17. Effective Date of Plan.

The Plan shall become effective upon adoption by the Board.

18. Reorganization of Cadence Design Foundry Business.

Nothing in this Plan shall be construed to restrict the ability of the Company to effect the transactions, amendments and termination described in Section A.2. of that certain Plan of Reorganization for Cadence Design Foundry Business, adopted by the Board on October 30, 2002, and the Plan shall hereby deemed to be amended in accordance therewith; provided that such transactions shall be effected in a manner consistent with applicable law.

PROXY
Cadence Design Systems, Inc.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 7, 2008
      The undersigned hereby appoints Michael J. Fister, William Porter and R.L. Smith McKeithen, or any of them, each with power of substitution, to attend and to represent the undersigned at the 2008 Annual Meeting of Stockholders of Cadence Design Systems, Inc., to be held at Cadence Design Systems, Inc., 2655 Seely Avenue, Building 5, San Jose, California 95134, on May 7, 2008 at 1:00 p.m. Pacific time and any continuation or adjournment thereof, and to vote the number of shares of common stock of Cadence the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such shares of common stock is hereby revoked.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CADENCE.

     THE SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR EACH OF THE EIGHT NOMINEES FOR ELECTION, FOR PROPOSAL 2, AND FOR PROPOSAL 3. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, PROXIES WILL BE VOTED ON THESE MATTERS AS THE PROXIES NAMED ABOVE MAY DETERMINE IN THEIR SOLE DISCRETION.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲
You can now access your Cadence Design Systems, Inc. account online.
Access your Cadence Design Systems, Inc. stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for Cadence Design Systems, Inc. now makes it easy and convenient to get current information on your shareholder account.

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

1. Election of Directors

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Michael J. Fister	☐	☐	☐	05 John B. Shoven	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
02 Donald L. Lucas	☐	☐	☐	06 Roger S. Siboni	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
03 Al berto Sangiovanni-Vincentelli	☐	☐	☐	07 John A. C. Swainson	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
04 George M. Scalise	☐	☐	☐	08 Lip-Bu Tan	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Approval of an amendment to the Cadence Design Systems, Inc . Amended and Restated Employee Stock Purchase Plan.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Ratification of the selection of KPMG LLP as the independent registered public accounting firm of Cadence for its fiscal year ending January 3, 2009.	☐	☐	☐

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby acknowledges receipt of: (a) Notice of Internet Availability of Proxy Materials, (b) Notice of Annual Meeting of Stockholders of Cadence, (c) accompanying Proxy Statement, and (d) Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/cdns Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
     If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
You can view the Annual Report and Proxy Statement on the Internet at
http://bnymellon.mobular.net/bnymellon/cdns